As filed with the U.S. Securities and Exchange Commission on April 20, 2026

Registration No. 333-[  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETCLASS TECHNOLOGY INC

(Exact name of registrant as specified in its charter)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

Unit 11-03, ABI Plaza

11 Keppel Road

Singapore 089057

+65 91821823

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yuning “Grace” Bai, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue – 3rd Floor

New York, New York 10017

(212)-588-0022

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby files this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 20, 2026

NETCLASS TECHNOLOGY INC

Resale of up to 27,027,015 Class A Ordinary Shares by the Selling Shareholders

This prospectus relates to the offer and sale, from time to time, by selling shareholders identified herein (each a “Selling Shareholder” and collectively the “Selling Shareholders”), of up to 27,027,015 class A ordinary shares, of a par value of $0.00025 each (the “Class A Ordinary Shares”), of NETCLASS TECHNOLOGY INC (“we,” “us,” “our,” “NetClass,” or the “Company”) issued to the Selling Shareholders (the “Resale Shares”) pursuant to certain securities purchase agreement by and between the Company and the Selling Shareholders dated as of March 25, 2026 (the “Securities Purchase Agreement”). Our Class A Ordinary Shares are listed on the Nasdaq Stock Market under the symbol “NTCL.” We are registering the Resale Shares on behalf of the Selling Shareholders, to be offered and sold by it from time to time. We are not selling any securities under this prospectus, and will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders pursuant to this prospectus.

We are registering the Resale Shares pursuant to the Selling Shareholders’ registration right under the Securities Purchase Agreement. Our registration of the Resale Shares does not mean that the Selling Shareholders will sell any of the securities offered hereby. The Selling Shareholders may offer and sell the Resale Shares in a number of different ways and at varying prices. We provide more information about how the Resale Shares may be sold in the section entitled “Plan of Distribution.”

Our issued and outstanding share capital is a dual class structure consisting of Class A Ordinary Shares and class B ordinary shares of a par value of US$0.00025 each (the “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of our company. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but in no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “NTCL”. On April 15, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.4977 per share, and on April 15, 2026, we had 57,942,904 Class A Ordinary Shares including 27,027,015 shares of Resale Shares and 2,000,000 Class B Ordinary Shares issued and outstanding. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 20-F for the year ended September 30, 2025 filed on February 2, 2026 (the “2025 Annual Report”).

Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in any of the PRC, Hong Kong and Singapore operating entities, but rather purchasing equity solely in NetClass, our Cayman Islands holding company.

Unless otherwise stated, as used in this prospectus, the terms “NetClass,” “we,” “us,” “our company”, “our Company,” and the “Company” refer to NETCLASS TECHNOLOGY INC, an exempted company with limited liability incorporated under the laws of Cayman Islands.

NETCLASS TECHNOLOGY INC or NetClass, is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, NetClass conducts a substantial majority of its operations through its subsidiaries established in the PRC, Hong Kong and Singapore. Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in any of the PRC, Hong Kong or Singapore operating entities, but rather purchasing equity solely in NetClass, our Cayman Islands holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

Because we have subsidiaries in the PRC which have operations located in the PRC, we are subject to certain legal and operational risks associated with our operations in the PRC, including changes in the legal, political and economic policies of the PRC government, the relations between the PRC and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our Class A Ordinary Shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over the PRC-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We will not be subject to cybersecurity review with the Cyberspace Administration of the PRC (the “CAC”) under the Cybersecurity Review Measures, which became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to cybersecurity review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft; besides, according to Article 2 of the Measures, a critical information infrastructure operator purchases network products and services, or a network platform operator carries out data processing activities, which affect or may affect national security, a Cybersecurity Review shall be conducted in accordance with these Measures. If neither the Company is identified as a critical information infrastructure operator nor its operations are deemed as “affecting or may affecting the national security”, the Company will not be subject to cybersecurity review under Article 2 of the Measures. However, we might be required to conduct an annual data security assessment under the Draft Regulations on the Network Data Security Administration (the “Draft”). According to Article 32 of the Draft, “A data processor who processes important data or who is listed overseas shall complete an annual data security assessment either self-conducted or conducted by a data security service organization engaged, and before January 31 of each year, submit the annual data security assessment report of the previous year to the districted city-level cyberspace authority, which shall contain the following information: (1) the processing of any important data, if any, (2) any data security risks discovered and measures for their disposal, (3) the data security management system, data backup, encryption, access control and other security protection measures, and the implementation of the management system and the effectiveness of the protection measures, (4) the implementation of national data security laws, administrative regulations and standards, (5) any data security incidents that occurred and their disposal, (6) the security assessment of the sharing or trading of any important data with, or the contracting of processing or the provision of any important data to an overseas recipient, (7) data security-related complaints received and their solutions, and (8) other data security situations as specified by the national cyberspace authority and competent or regulatory authorities.” Therefore, once the Draft is enacted as proposed, the Company will be required to conduct such annual data security assessment. The Company may also be subject to the assessment requirements under the Measures for Security Assessment for Cross-border Data Transfer. According to the Measures, a data processor shall apply to the competent cyberspace department for security assessment and clearance of the outbound data under any of the following circumstances: (i)outbound transfer of important data by a data processor; (ii)outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii)outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year, or (iv)such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. As confirmed by the Company, the Company has not received any notice from relevant department that identifies the Company as “critical information infrastructure operator” and it processes far less than 1 million personal information. It is also confirmed that during the periods from January 1, 2023 to December 31, 2023 and from January 1, 2024 to December 31, 2024, the outbound transfers made by the Company is no more than one hundred thousand users’ personal information and no more than ten thousand users’ sensitive personal information cumulatively. Therefore, if neither the data the Company transfers is deemed “important” nor the CAC requires such assessment, the Company will not be subject to the assessment requirements under the Measures.

On February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Overseas Listing Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Overseas Listing Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Overseas Listing Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three working days following such securities offerings. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited CFS for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. In addition, if a company is subject to the filing requirement with the CSRC, such company’s future securities offerings in the same overseas market or subsequent securities offering and listing in other overseas markets shall also be subject to the filing requirement with the CSRC, which shall be completed within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If a PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. Based on our understanding of the current PRC law, rules, and regulations, we are not required to complete the filing procedures with the CSRC for offering and listing of our securities under Section 1 of Article 15 of the Trial Measures, given that our offering and listing is not an indirect overseas offering or listing, because both the overall prospect of the Company operations, as well as the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. See “Item 4. Information on the Company – Regulations - Regulations Relating to Overseas Listings” in our 2025 Annual Report.

However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities, and we cannot exclude the possibility that the CSRC or other relevant government authorities might, from time to time, further clarify or interpret the Trial Measures in writing or orally and require such filing for the offering. If it is determined that we are subject to the Trial Measures for our listing on the Nasdaq, we may fail to obtain required approval, complete required filing or meet such requirements in a timely manner or at all, or completion could be rescinded. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Item 3. Key Information — 3.D. Risk Factors – Risks Related to Doing Business in the PRC – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” in our 2025 Annual Report.

No relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing and offering, but recent statements by the Chinese government have indicated an intent to impose more oversight and control over offerings conducted overseas and/or foreign investment in PRC-based issuers. As of the date of this prospectus, we and the PRC subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our offering from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, or our subsidiaries to obtain regulatory approval from Chinese authorities before conducting future offerings in the U.S. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Certain legal and operational risks associated with operations in mainland China may also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy independent executive, legislative, and judicial power, including that of final adjudication, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, national security, foreign affairs, and other matters that are not regarded as being within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to the uncertainty of the PRC legal system and changes in laws, regulations, or policies, the Basic Law may be revised in the future, and thus, we may face the same legal and operational risks associated with operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, the Hong Kong Subsidiaries may become subject to PRC laws or authorities. As a result, the Hong Kong Subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer be able to conduct offerings to foreign investors, no longer be permitted to continue their current business operations and/or face restrictions in their conduct of business to which they have not hitherto been subject. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in Hong Kong — There are some political risks associated with conducting business in Hong Kong” and “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in Hong Kong — The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in the Hong Kong Subsidiaries’ operations and/or the value of the securities we are registering for sale” in our 2025 Annual Report. The main legislation in Hong Kong concerning data privacy is the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”), which regulates the collection, usage, storage, and transfer of personal data and imposes a statutory duty on data users to comply with the six data protection principles contained therein. We confirm that, to the best of our knowledge, information and belief, as of the date of this prospectus, each of the Hong Kong Subsidiaries has complied with the laws and requirements in respect of data privacy in Hong Kong. However, the laws on data privacy are constantly evolving and may be subject to varying interpretations, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the data privacy requirements in a timely manner, or at all, may subject us or the Hong Kong Subsidiaries to various potential consequences, including government enforcement actions and investigations, fines, penalties, imprisonment and suspension or disruption of the Hong Kong Subsidiaries’ operations, as well as potential civil proceedings. In addition, the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting, or distorting competition in Hong Kong. It provides for general prohibitions in three major areas of anti-competitive conduct referred to as the first conduct rule, the second conduct rule, and the merger rule. As of the date of this prospectus, to the best of our knowledge, information and belief, each of the Hong Kong Subsidiaries has complied with all three areas of anti-competition laws and requirements in Hong Kong. Neither the data privacy nor anti-competition laws and regulations in Hong Kong restrict our ability to accept foreign investment or impose limitations on our ability to list on any U.S. stock exchange.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Each of Wei, Wei &Co., LLP, the independent registered public accounting firm that issued the audit report for the fiscal years ended September 30, 2025, and 2024, and Marcum Asia CPAs LLP (“Marcum Asia”) the independent registered public accounting firm that issued the audit report for the fiscal year ended September 30, 2023, is an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Wei, Wei &Co., LLP is headquartered in Flushing, New York, and has been inspected by the PCAOB on a regular basis. Marcum Asia is headquartered in New York, New York and has been inspected by the PCAOB on a regular basis. Neither of Wei, Wei &Co., LLP or Marcum Asia is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information — 3.D. Risk Factors – Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” in our 2025 Annual Report.

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1.            Our equity structure is a direct holding structure, that is, the overseas entity to be listed in the U.S., NETCLASS TECHNOLOGY INC (“NetClass”, the “Company”), directly controls DRAGONSOFT GROUP CO., LIMITED (“NetClass HK”), Netclass International Limited (“NetClass International”), Shanghai Zhima information Technology Co., Ltd., (“WOFE”), and Shanghai Netwide Enterprise Management Co., Ltd., (“Shanghai Netwide”), and Shanghai NetClass Information Technology Co., Ltd. (“NetClass China”), NetClass Training (Shanghai) Co., Ltd. (“NetClass Training”), Shanghai Chuangyuan Education Technology Co., Ltd. (“NetClass Education”), Shanghai NetClass Enterprise Management Co., Ltd. (“NetClass Management”), Shanghai NetClass Human Resource Co., Ltd. (“NetClass HR”), NETCLASS DATA PTE. LTD. (“NetClass Singapore”), NovaSolutions Co., Ltd. (“NetClass Japan”) and NETCLASS INTERNATIONAL PTE. LTD. (“NetClass Asia”).

2.            Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC, and Hong Kong. After foreign investors’ funds enter NetClass, the funds can be directly transferred to NetClass HK and NetClass International, and then transferred to WFOE and to the other PRC subsidiaries through WFOE.

If the Company intends to distribute dividends, NetClass International, NetClass HK, NetClass Singapore and NetClass Asia will transfer the dividends to NetClass. In addition, NetClass Training, NetClass Education, NetClass Management and NetClass HR will transfer dividends to NetClass China, which then will transfer the dividends to WOFE, which then will transfer the dividends to NetClass HK in accordance with the laws and regulations of the PRC, and then NetClass HK will transfer the dividends to NetClass, and the dividends will be distributed from NetClass to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.            In the reporting periods presented in this prospectus, no transfers, dividends, or distributions have been made to date between the holding company and its subsidiaries, or to investors. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new services and to expand its operations. As a result, we do not expect to pay any cash dividends. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funding.

4.            Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Item 4. Information on the Company – Regulations - Regulations Relating to Dividend Distributions” in our 2025 Annual Report. See “Item 3. Key Information — 3.D. Risk Factors - Risks Related to Doing Business in China— The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” in our 2025 Annual Report.

5.            Similarly, in accordance with the provisions of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), each of our Hong Kong Subsidiaries is only able to make distributions (whether in cash or otherwise) to NetClass only out of its accumulated, realized profits (so far as not previously utilized by distribution or capitalization), less its accumulated, realized losses (so far as not previously written off in a reduction or reorganization of capital). The ability of the Hong Kong Subsidiaries to distribute dividends to NetClass may also be subject to restrictions contained in their respective articles of association. Please refer to “Item 4. Information on the Company – Regulations - Hong Kong Regulations Relating to Distributions” in our 2025 Annual Report.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for PRC-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our Class A Ordinary Shares involves high degree of risks. You should read carefully the discussion of material risks of investing in our Ordinary Shares. See “Risk Factors” on page 25.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is      , 2026.

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we file with the SEC using a continuous offering process. Under this continuous offering process, the Selling Shareholders may, from time to time, offer and sell up to an aggregate of 27,027,015 Class A Ordinary Shares as described in the section titled “Plan of Distribution.” Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

For investors outside of the United States of America (the “United States” or the “U.S.”): We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Class A Ordinary Shares and the distribution of this prospectus outside of the United States.

NetClass’s reporting currency is the United States dollar. The functional currencies of all the subsidiaries are their local currency, the Renminbi (“RMB”), Hong Kong dollar (HK$) and Singapore dollar (SG$).

Unless otherwise noted, (i) all industry and market data in this prospectus is presented in U.S. dollars or RMB, (ii) all financial and other data related to our Company in this prospectus is presented in U.S. dollars, (iii) all references to “$” or “USD” in this prospectus (other than in our financial statements) refer to U.S. dollars, and (iv) all references to “RMB” in this prospectus refer to Renminbi, all reference to “HK$” in this prospectus refer to Hong Kong dollar, and all reference to “SG dollars”, “SGD”, or “SG$” are to Singapore dollars.

Our fiscal year end is September 30. References to a particular “fiscal year” are to our fiscal year ended September 30 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

We obtained the industry, market, and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

This prospectus contains trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

ii

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” on page 25.

iii

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should carefully read the entire document, including our historical and pro forma financial statements and related notes, to understand our business, the Class A Ordinary Shares, and the other considerations that are important to your decision to invest in the Class A Ordinary Shares.

You should pay special attention to the “Risk Factors” section. Our actual results and future events may differ significantly based upon several factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Prospectus Conventions

•	“Basic Law” refers to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“China” or “PRC” refer to the People’s Republic of China, including Taiwan and the special administrative regions of Hong Kong and Macau, except that “China” or the “PRC” does not include Taiwan and the special administrative regions of Hong Kong and Macau is when specific laws and regulations adopted by the Mainland China are referenced;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

•	“Hong Kong Subsidiaries” refers to NetClass HK and NetClass International;

•	“Mainland China” refers to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•	“NetClass” or the “Company” refers to NETCLASS TECHNOLOGY INC, a Cayman Islands exempted company incorporated on January 4, 2022;

•	“NetClass China” refers to Shanghai NetClass Information Technology Co., Ltd., incorporated on May 13, 2003 under the laws of the People’s Republic of China. WFOE (defined below) owns 21.46% equity interest and Shanghai Netwide (defined below) owns 78.54% equity interest;

•	“NetClass Singapore” refers to NETCLASS DATA PTE. LTD, incorporated on May 13, 2024 under the laws of the Republic of Singapore, of which 60% equity interest is held by the Company;

•	“NetClass Asia” refers to NETCLASS INTERNATIONAL PTE. LTD., incorporated on July 18, 2025 under the laws of the Republic of Singapore, of which 100% equity interest is held by the Company;

•	“NetClass Education” refers to Shanghai Chuangyuan Education Technology Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on April 14, 2004 under the laws of the People’s Republic of China;

•	“NetClass HK” refers to DRAGONSOFT GROUP CO., LIMITED, a wholly-owned subsidiary of NetClass incorporated on December 12, 2006 under the laws of Hong Kong;

•	“NetClass HR” refers to Shanghai NetClass Human Resource Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on November 9, 2016 under the laws of the People’s Republic of China;

•	“NetClass International” refers to Netclass International Limited, a wholly-owned subsidiary of NetClass incorporated on July 28, 2023 under the laws of Hong Kong;

•	“Netclass Japan” refers to the NovaSolutions Co. Ltd., a Japanese company, of which 51% equity interest is held by the Company;

•	“NetClass Management” refers to Shanghai NetClass Enterprise Management Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on August 29, 2016 under the laws of the People’s Republic of China;

•	“NetClass Training” refers to NetClass Training (Shanghai) Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on August 9, 2016 under the laws of the People’s Republic of China;

•	“Shanghai Netwide” refers to Shanghai Netwide Enterprise Management Co., Ltd., a PR wholly-owned subsidiary of WFOE (defined below), incorporated on April 27, 2019 under the laws of the People’s Republic of China;

•	“third amended and restated memorandum and articles of association” refers to our third amended and restated memorandum and articles of association adopted by a special resolution passed at the extraordinary general meeting of shareholders of the Company held on February 13, 2026;

•	“we” or “us” or “our” refers to NETCLASS TECHNOLOGY INC and, in the context of describing the operations and consolidated financial information, to NETCLASS TECHNOLOGY INC and its subsidiaries collectively; and

•	“WFOE” refers to Shanghai Zhima information Technology Co., Ltd. a wholly foreign-owned subsidiary of NetClass HK incorporated on May 5, 2019 under the laws of the People’s Republic of China.

This prospectus contains translations of certain RMB amounts into US dollar amounts at specified rates solely for the convenience of the reader. All reference to “US dollars”, “USD”, “US$” or “$” are to United States dollars. All reference to “HK dollars”, “HKD”, or “HK$” are to Hong Kong dollars. All reference to “SG dollars”, “SGD”, or “SG$” are to Singapore dollars. The relevant exchange rates are listed below:

	September 30,	September 30,	September 30,
	2025	2024	2023
Balance sheet items, except for equity accounts	US$1=RMB 7.1190	US$1=RMB 7.0176	US$1=RMB 7.2960
Items in the statements of income and cash flows	US$1=RMB 7.2125	US$1=RMB 7.2043	US$1=RMB 7.0533
HK$Balance sheet items, except for equity accounts	US$1=HK$ 7.7809	US$1= HK$7.7693	US$1=HK$ 7.8308
HK$ Items in the statements of income and cash flows	US$1=HK$ 7.7948	US$1= HK$7.8127	US$1=HK$ 7.8310
SG$ Balance sheet items, except for equity accounts	US$1=SG$ 1.2903	US$1= SG$1.2831	N/A
SG$ Items in the statements of income and cash flows	US$1=SG$ 1.3156	US$1= SG$1.3406	N/A
JPY Balance sheet items, except for equity accounts	US$1=JPY 147.9700	N/A	N/A
JPY Items in the statements of income and cash flows	US$1=JPY 149.1517	N/A	N/A

We have relied on statistics provided by a variety of publicly available sources regarding the PRC’s expectations of growth. We did not directly or indirectly sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Overview

NETCLASS TECHNOLOGY INC was incorporated on January 4, 2022 under the laws of the Cayman Islands. We conduct business primarily through our wholly-owned subsidiaries, NetClass HK in Hong Kong, NetClass China and its subsidiaries in the PRC, and NetClass Asia in Singapore. Our primary offices are located in Shanghai, Hong Kong and Singapore, where we serve a large customer base throughout Hong Kong, PRC and Singapore. We are a B2B (Business-to-Business) smart education specialist, providing IT solutions to schools, training institutions, corporations, government agencies (mainly the Shanghai Municipal Education Commission), and other institutions or corporate customers. We offer SaaS subscription services and application software development. Our solutions modules include teaching management, campus management, data storage and computing system, online teaching, online examination, epidemic prevention and control, EDC (Education Chain) blockchain system, and lecturer evaluation services, etc. Our mission is to provide high-quality and reliable products to our customers to maintain sustainable business growth over the long term.

We believe we are one of the leading online education brands in the PRC’s online education software industry. We have advantages in customized design, easy-to-use interface, knowledge of the industry and market, and our experienced management. In addition, we believe we are the pioneer in applying blockchain technology to online education and related area. Our B2B business revenues were $9,805,037, $10,101,647 and $11,089,528 during the years ended September 30, 2025, 2024, and 2023, respectively.

Corporate Structure

NetClass is a Cayman Islands exempted company incorporated on January 4, 2022. We conduct our business in the PRC, Hong Kong SAR and Singapore through our subsidiaries. The consolidation of our Company and our subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Netclass Japan was incorporated under the laws of Japan, and acquired by NetClass on February 28, 2025. NetClass holds 51% equity interest in Netclass Japan.

NetClass HK was incorporated on December 12, 2006, under the laws of Hong Kong SAR and acquired by NetClass on May 5, 2022. NetClass HK is a wholly-owned subsidiary of NetClass and is our main operating entity in Hong Kong as well as the holding company of our PRC subsidiaries.

NetClass International was incorporated by NetClass on July 28, 2023, under the laws of Hong Kong SAR. NetClass International is a wholly-owned subsidiary of NetClass and currently does not conduct any business operations. “Hong Kong Subsidiaries” refer to NetClass HK and NetClass International collectively.

NetClass Singapore was incorporated on May 13, 2024, under the laws of the Republic of Singapore and acquired by NetClass on July 1, 2024, of which 60% equity interest is held by the Company.

NetClass Asia was incorporated on July 18, 2025, under the laws of the Republic of Singapore, of which 100% equity interest is held by the Company.

WFOE was incorporated on May 5, 2019, under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of NetClass HK and a wholly foreign-owned entity under the PRC laws. It is not currently engaging in any active business and merely acting as a holding company.

NetClass incorporated Shanghai Netwide on April 27, 2022 under the laws of the People’s Republic of China. Shanghai Netwide is a wholly owned subsidiary of WFOE and is not currently engaging in any active business and merely acting as a holding company.

NetClass China was incorporated on May 13, 2003, under the laws of the People’s Republic of China. WOFE owns 21.46% equity interest and Shanghai Netwide owns 78.54% equity interest of NetClass China. NetClass China mainly engages in information technology including digital IT product and service, software development, platform development, Smart Campus, Mobile Learning Platforms development and big data cloud computing service.

NetClass Education, a wholly-owned subsidiary of NetClass China, was incorporated on April 14, 2004 under the laws of the People’s Republic of China. NetClass Education mainly engages in an online-training service, “Part-time Assistant” remote project for long-term development of personal credential and future career.

NetClass HR, a wholly-owned subsidiary of NetClass China, was incorporated on November 9, 2016 under the laws of the People’s Republic of China. NetClass HR is not currently engaging in any active business.

NetClass Management a wholly-owned subsidiary of NetClass China, was incorporated on August 29, 2016 under the laws of the People’s Republic of China. NetClass Management is not currently engaging in any active business.

NetClass Training, a wholly-owned subsidiary of NetClass China, was incorporated on August 19, 2016 under the laws of the People’s Republic of China. NetClass Training mainly engages in online-training and related technology and courseware service.

The following diagram illustrates our corporate structure:

NetClass Technology Inc
("NetClass Cayman")
a Cayman Island exempted company
100%
NetClass International PTE. Ltd.
("NetClass Asia")
a Singapore company
60%
NetClass Data PTE. Ltd.
("NetClass Singapore")
a Singapore company
100%
DragonSoft Group Co., Limited
("NetClass HK")
a Hong Kong company
100%
NetClass International Limited
("NetClass International")
a Hong Kong company
51%
NovaSolutions Company Limited
("NetClass Japan")
a Japan company
100%
Shanghai Zhima Information Techonology Co., Ltd.
("WFOE")
a PRC company
100%
Shanghai Netwide Enterprise Management Co., Ltd. ("Shanghai Netwide")
a PRC company
21.46%
78.54%
Shanghai NetClass Information Technology Co., Ltd.
("NetClass China")
a PRC company
99%
1%
100%
Shanghai Chuangyuan Education Technology Co., Ltd.
("NetClass Education")
a PRC company
100%
Shanghai NetClass Enterprise Manangement Co., Ltd.
("NetClass Management")
a PRC company
100%
Shanghai NetClass Human Resource Co., Ltd.
("NetClass HR")
a PRC company
NetClass Training (Shanghai) Co., Ltd.
("NetClass Training")
a PRC company

Holding Company Structure

NetClass is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, NetClass conducts a substantial majority of its operations through its subsidiaries established in the PRC, Hong Kong, Singapore and Japan. We and our subsidiaries are subject to complex and evolving PRC laws and regulations and face various legal and operational risks and uncertainties relating to doing business in China. For example, we and our subsidiaries in the PRC face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditors by the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China” in our 2025 Annual Report.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — 3.D. Risk Factors —Risks Related to Doing Business in China— The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” in our 2025 Annual Report.

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. For more details, see “Item 3. Key Information — 3.D. Risk Factors —Risks Related to Doing Business in China— We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations” in our 2025 Annual Report.

PRC Regulatory Permissions or Approvals

We are not operating in an industry that prohibits or limits foreign investment. As a result, that other than those requisite for a domestic company in the PRC to engage in the businesses similar to ours, we are not required to obtain any permission from Chinese authorities, including the CSRC, Cyberspace Administration of China or any other governmental agency that is required to approve our operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in the PRC, and no permission or approval has been denied. The following table provides details on the permissions and approvals received by our PRC subsidiaries.

Company	Permission/Approval	Issuing Authority	Validity
Shanghai Zhima information Technology Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until April 29, 2029
Shanghai Netwide Enterprise Management Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Long-Term
Shanghai NetClass Information Technology Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Long-Term
Shanghai Chuangyuan Education Technology Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Long-Term
Shanghai NetClass Human Resource Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until November 8, 2036
Shanghai NetClass Enterprise Management Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until August 28, 2046
NetClass Training (Shanghai) Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until August 18, 2036

Recently, however, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

As of the date of this prospectus, we have not received any notice from any authorities identifying any of the PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. Consequently, such practice may be interpreted as meaning that the PRC subsidiaries use the Internet to carry out data processing activities in the PRC, and thus, the PRC subsidiaries may be subject to cybersecurity review, in order to prevent certain risks, including risks that activities may endanger critical information infrastructure security and national data security and disclosure of personal information, the PRC subsidiaries may be required to take technical measures and other necessary measures, such as ceasing transmission and deletion of data or information, and suspension of new user registration to prevent and mitigate risks in accordance with the requirements of the cybersecurity review. Cybersecurity review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in the PRC — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” in our 2025 Annual Report.

On February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Overseas Listing Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Overseas Listing Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Overseas Listing Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three working days following such securities offerings. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited CFS for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. In addition, if a company is subject to the filing requirement with the CSRC, such company’s future securities offerings in the same overseas market or subsequent securities offering and listing in other overseas markets shall also be subject to the filing requirement with the CSRC, which shall be completed within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If a PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

Based on our understanding of the current PRC law, rules, and regulations, we are not required to complete filing procedures with the CSRC for the offering and listing of our securities, because both the overall prospect of the Company operations as well as the operating revenue, total profit, total assets, or net assets, as documented in our audited CFS for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. See “Item 4. Information on the Company – Regulations  — Regulations Relating to Overseas Listings” and “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in the PRC — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” in our 2025 Annual Report.

Hong Kong Regulatory Licenses, Permissions and Approvals

Business registration

Under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), to conduct business activities in Hong Kong, every person carrying on any business in Hong Kong must make an application to the Commissioner of Inland Revenue for the registration of that business with the Business Registration Office of the Inland Revenue Department in Hong Kong and pay the prescribed business registration fee and levy within one month of commencement of such business. Any person who fails to comply with the business registration requirement commits an offence and is liable to a maximum fine of HK$5,000 and one year of imprisonment. In addition, a person carrying on business in Hong Kong in respect of which: (i) that person is not in possession of a valid business registration certificate and for which the prescribed business registration fee and the levy have not been paid; or (ii) a valid business registration certificate is due to expire and the Commissioner of Inland Revenue has not received any notification of cessation of business in prescribed form, that person shall make payment of the prescribed business registration fee and levy specified in the notice issued by the Commissioner of Inland Revenue to that person (or, where no such notice is received on the expiry of the business registration certificate, that person shall notify the Commissioner of Inland Revenue of the same within one month of the expiry of the business registration certificate). Any person who fails to make payment of the business registration fee and levy as specified in the notice issued by the Commissioner of Inland Revenue as foresaid commits an offence and is liable to a penalty in the sum of HK$300 (or HK$213 where that person has made an election for the expiry date to be endorsed the business registration certificate in respect of the business to be the date of the expiration of 3 years from the date of commencement endorsed the certificate) and, additionally, a maximum fine of HK$5,000 and one year of imprisonment. As of the date of this prospectus, each of the Hong Kong Subsidiaries has obtained a valid, unexpired business registration certificate and has paid all business registration fees and levies applicable to its businesses.

Business operations

As at the date of this prospectus, there is no statutory or mandatory licensing, permission, or regulatory approval or registration required for the sale and purchase of customized servers, graphic cards, hard drives and similar digital devices and components and ancillary software and technology services in Hong Kong.

Offer of securities to foreign investors outside Hong Kong

As of the date of this prospectus, neither we nor the Hong Kong Subsidiaries are required to obtain any license, permission or approval from the Hong Kong regulatory authorities (including but not limited to the Hong Kong Securities and Futures Commission) in relation to the offer the securities being registered to foreign investors outside Hong Kong.

However, it is uncertain whether we or the Hong Kong Subsidiaries will be required to obtain additional licenses, permissions or approvals from the Hong Kong regulatory authorities to operate our business or offer securities to foreign investors in the future, and whether we would be able to obtain such licenses, permissions or approvals. If we are unable or fail to obtain such licenses, permissions or approvals if which may be required in the future due to changes in the applicable laws, regulations, or interpretations of such laws and regulations, then the value of our Class A Ordinary Shares may fall significantly or become worthless.

Risk Factors Summary

Investing in our securities involves significant risks. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors” beginning on page 25 of this prospectus and in “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

Risks Related to Doing Business in the PRC

•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	The PRC government may impose restrictions on our ability to transfer cash out of the PRC and to U.S. investors. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Ordinary Shares. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong Subsidiary. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on Nasdaq. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

Risks Related to Doing Business in Hong Kong

•	A downturn in the Hong Kong economy or a change in the economic conditions in Mainland China or globally could materially and adversely affect our business and financial condition. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, from which substantial portion of our operating revenues are derived. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	The enactment of Law of the Hong Kong National Security Law could impact the Hong Kong Subsidiaries. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	The PRC laws and regulations that apply or are to be applied to Hong Kong, and the enforcement of the same, can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in the Hong Kong Subsidiaries’ operations and/or the value of our securities. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	The coming into effect of the MJCCREO may affect the legal position of our subsidiaries with business operations and assets located in Hong Kong and/or the PRC. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	There exist political risks associated with conducting business in Hong Kong. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	Some of our subsidiaries are subject to various evolving Hong Kong laws and regulations regarding data privacy and competition, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	It may be difficult for US overseas regulators to conduct investigations or collect evidence within the territory of Hong Kong. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us and our Hong Kong Subsidiaries under Hong Kong laws. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

Risks Related to Our Business and Industry

•	Market adoption of online learning solutions is relatively new and may not grow as we expect, which may harm our business and results of operations. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We traditionally have had substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	If we are unable to continue to offer education software and related courseware, our revenues may decline and we may not be able to maintain profitability. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	Failure of information security and privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	Concerns about the security of our transaction systems and confidentiality of information on the Internet may reduce use of our services and impede our growth. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	If we fail to develop and introduce new courseware, services and products that meet our target course participants’ expectations, or adopt new technologies important to our business, our competitive position and ability to generate revenues may be materially and adversely affected. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We may lose market share and our profitability may be materially and adversely affected, if we fail to compete effectively with our present and future competitors or to adjust effectively to changing market conditions and trends. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	Our management has limited experience with public companies compliance obligations. Failure to attract and retain qualified personnel and experienced senior management could disrupt our operations and adversely affect our business and competitiveness. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We will require substantial additional funding in the future. There is no assurance that additional financing will be available to us. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	A rapid expansion could significantly strain our resources, management, and operational infrastructure, impairing our ability to meet increased demand for our products and hurt our business results. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We may encounter problems related to our operational and financial systems and controls during any growth, including quality control and delivery and production capacities. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We may encounter a working capital shortage, as we may need additional funds to finance the purchase of materials and supplies, develop new products, and hire additional employees. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We cannot assure you that our internal growth strategy will be successful, which may negatively impact our growth, financial condition, results of operations, and cash flow. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	Our business is substantially dependent upon our key research and development personnel who possess valuable skills in our industry, and we may have to compete for their services actively. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	If we fail to protect our intellectual property rights, it could harm our business and competitive position. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	Our financial and operating performance may be adversely affected by epidemics, natural disasters, and other catastrophes. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	If we cannot continue to innovate or fail to adapt to changes in our industry, our business, financial condition, and results of operations would be materially and adversely affected. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We utilize artificial intelligence, which could expose us to liability or adversely affect our business. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We need to continue to expend time, money, and resources into our and our institutions’ information technology, which may place a strain on our capacity that could adversely affect our systems, controls, and operating efficiency, and those of our institutions. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	If we fail to promote and maintain our brand effectively and cost-efficient, our business and results of operations may be harmed. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	New lines of business or new products may subject us to additional risks. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	Government policy changes on blockchain may pose risks. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We may evaluate and potentially consummate strategic investments or acquisitions from time to time, which could require significant management attention, disrupt our business, and adversely affect our financial results. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We may be exposed to liabilities under the Foreign Corrupt Practices Act. Any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	You may have difficulty enforcing judgments obtained against us. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	Potential disruptions in the capital and credit markets may adversely affect our business, including the availability and cost of short-term funds for liquidity requirements, which could adversely affect our results of operations, cash flows, and financial condition. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	We are subject to governmental regulations and other legal obligations related to privacy, information security, and data protection, and any security breaches, and our failure to comply with our legal obligations could harm our reputation and business. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

•	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition. See “Item 3. Key Information— 3.D. Risk Factors” in our 2025 Annual Report.

Risks Related to our Ordinary Shares and This Resale Offering

•	We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares. (See page 25)

•	The dual class share structure will concentrate a majority of voting power in our Chief Executive Officer, who beneficially owns 66.70% of the aggregate power of our total issued and outstanding share capital and will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial. (See page 26)

•	We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors. (See page 28)

•	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or provide information at different times, making it more difficult for you to evaluate our performance and prospects. (See page 28)

•	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer. (See page 28)You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law. (See page 29)

•	Certain judgments obtained against us by our shareholders may not be enforceable. (See page 29)

•	Nasdaq may apply additional and more stringent criteria for our continued listing and insiders currently hold a large portion of our listed securities. (See page 29)

•	If we cannot continue to satisfy the continued listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them. (See page 30)

•	The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance. (See page 30)

•	Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of the Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares. (See page 31)

•	We do not intend to pay dividends for the foreseeable future. (See page 31)

•	We incur additional costs as a result of operating as a public company, which could negatively impact our net income and liquidity. (See page 31)

•	A substantial number of our Class A Ordinary Shares may be sold in the market following the effective date of the registration statement of which this prospectus forms a part, which may depress the market price for our Class A Ordinary Shares . (See page 31)

Holding Foreign Company Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in the PRC.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including the PRC. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in the PRC and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, or the HFCAA, requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced it adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, which could reduce the time before our securities may be prohibited from trading or delisted should it be later determined that the PCAOB is unable to inspect or investigate our auditor completely.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions.

The lack of access to the PCAOB inspection in the PRC prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in the PRC. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in the PRC makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of the PRC that are subject to the PCAOB inspections, which could cause investors and potential investors in our Class A Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the Board will consider the need to issue a new determination.

On December 15, 2022, the PCAOB announced it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditors’ control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Each of Wei, Wei &Co., LLP, the independent registered public accounting firm that issued the audit report for the fiscal years ended September 30, 2025 and 2024 as set forth in this prospectus, and Marcum Asia CPAs LLP (“Marcum Asia”) the independent registered public accounting firm that issued the audit report for the fiscal year ended September 30, 2023 in our 2025 Annual Report, is an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Wei, Wei &Co., LLP is headquartered in Flushing, New York, and has been inspected by the PCAOB on a regular basis. Marcum Asia is headquartered in New York, New York and has been inspected by the PCAOB on a regular basis. Neither of Wei, Wei &Co., LLP or Marcum Asia is subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our continued listing on Nasdaq and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditors’ audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If the PCAOB determines that it is unable to inspect or investigate our auditor for two consecutive years, the trading of our securities will be prohibited under the HFCAA and Nasdaq may determine to delist our securities. We will be required to engage a new audit firm, which would require significant expense and management time. The value of our securities may significantly decline or become worthless.

See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on Nasdaq” in our 2025 Annual Report.

Cash and Asset Flows through Our Organization

Our equity structure is a direct holding structure, that is, the overseas holding company, NetClass, directly controls NetClass HK, NetClass International, NetClass Singapore, NetClass Asia and and NetClass Japan, and indirectly controls WOFE, Shanghai Netwide, and NetClass China, NetClass Training, NetClass Education, NetClass Management, and NetClass HR.

Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC and Hong Kong.

If the Company intends to distribute dividends, NetClass International, NetClass HK, NetClass Singapore, NetClass Asia and NetClass Japan will transfer the dividends to NetClass. In addition, NetClass Training, NetClass Education, NetClass Management and NetClass HR will transfer dividends to NetClass China, which then will transfer the dividends to WOFE, which then will transfer the dividends to NetClass HK in accordance with the laws and regulations of the PRC, and then NetClass HK will transfer the dividends to NetClass, and the dividends will be distributed from NetClass to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

For the fiscal years ended September 30, 2025, 2024, and 2023, no transfers, dividends, or distributions were made to date between the holding company and its subsidiaries, or to investors. For the foreseeable future, the Company intends to use the earnings for research and development (“R&D”), to develop new products and to expand its operations. As a result, we do not expect to pay any cash dividends. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funding.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends.

Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government controls on currency conversion. To the extent cash in our business is in the PRC or a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC due to restrictions and limitations imposed by the governmental authorities on the ability of us or our PRC subsidiaries to transfer cash outside of the PRC. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC.

Similarly, in accordance with the provisions of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), each of our Hong Kong Subsidiaries is only able to make distributions (whether in cash or otherwise) to NetClass only out of its accumulated, realized profits (so far as not previously utilized by distribution or capitalization), less its accumulated, realized losses (so far as not previously written off in a reduction or reorganization of capital). The ability of the Hong Kong Subsidiaries to distribute dividends to NetClass may also be subject to restrictions contained in their respective articles of association. Please refer to “Hong Kong Regulations Relating to Distributions” on for more information.

NetClass is permitted under the Cayman Islands law to provide funding to our subsidiaries in Hong Kong, Singapore and the PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Subject to the provisions of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) and of their respective articles of association, NetClass HK and NetClass International are also permitted under the laws of Hong Kong to provide funding to NetClass through distribution of dividends out of their accumulated, realized profits less accumulated, realized losses without restrictions on the amount of the funds. As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Act (Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) and our third amended and restated memorandum and articles of association, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business and our board of directors may declare and pay out of the funds of our company lawfully available for such purpose a distribution at a time and of an amount they think fit.

Under the laws of Singapore, our subsidiaries, NetClass Singapore and NetClass Asia may pay dividends only out of sufficient distributable profits in the financial year in respect of which a dividend is paid. There are no restrictions or limitation under the laws of Singapore imposed on the conversion of Singapore dollar into foreign currencies and the remittance of currencies out of Singapore or across borders and to U.S investors.

Under the laws of Japan, our subsidiary, NetClass Japan may pay dividends by reference to the total amount of retained earning. There are no restrictions or limitation under the laws of Japan imposed on the conversion of Japanese Yen into foreign currencies and the remittance of currencies out of Japan or across borders and to U.S investors.

Under the Inland revenue Ordinance (Chapter 112 of the Laws of Hong Kong), no tax is payable in Hong Kong in respect of dividends received by us from the Hong Kong Subsidiaries. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from NetClass to NetClass HK and NetClass International or from NetClass HK and NetClass International to NetClass. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit our PRC subsidiaries to pay dividends to NetClass HK or NetClass International only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in the PRC is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in the PRC is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for PRC-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as PRC-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

For us to pay dividends to our shareholders, we will rely on payments made from NetClass HK, our Hong Kong subsidiary, and NetClass Singapore and NetClass Asia, our Singapore subsidiaries, as well as our PRC subsidiaries, i.e. NetClass Education, NetClass Management and NetClass HR, NetClass Training to WFOE, from WFOE to NetClass HK, from NetClass HK to NetClass. Certain payments from our PRC subsidiaries to NetClass HK are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, our PRC subsidiaries have not made any transfers or distributions.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, NetClass HK. As of the date of this prospectus, WFOE currently does not have any plan to declare and pay dividends to NetClass HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. NetClass HK intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to NetClass HK. When WFOE plans to declare and pay dividends to NetClass HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions.

Recent Development

Initial Public Offering

On December 16, 2024, the Company completed its initial public offering. In this offering, the Company issued 1,800,000 Class A Ordinary Shares at a price of US$5.00 per share. The Company received gross proceeds in the amount of US$9,000,000 before deducting any underwriting discounts and expenses. The Class A Ordinary Shares began trading on December 13, 2024 on the Nasdaq Capital Market under the ticker symbol “NTCL.”

Changes in Company’s Certifying Accountant

Effective on December 27, 2024, the Company dismissed its independent registered auditor, Marcum Asia CPAs LLP, which action was approved and ratified by the Company’s Board of Directors on December 30, 2024. The reports of Marcum Asia CPAs LLP on the financial statements of the Company for the fiscal years ended September 30, 2023 and 2022 and related consolidated statements of income and comprehensive income (loss), changes in equity and cash flows for each of the two years in the period ended September 30, 2023, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s most recent fiscal year ended September 30, 2024 and through December 27, 2024, the date of dismissal, (a) there were no disagreements with Marcum Asia CPAs LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum Asia CPAs LLP, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 16F of Form 20-F, except for the material weakness related to the Company’s internal control over financing reporting, including (i) the lack of key monitoring mechanisms such as an internal control department to oversee and monitor the Company’s risk management, business strategies and financial reporting procedure and the lack of adequately designed and documented management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements, (ii)  the lack of sufficient resources and expertise with U.S GAAP and the SEC reporting experiences in the accounting department to provide accurate information in a timely manner, (iii) the lack of sufficient controls designed and implemented in IT environment and IT general control activities, mainly associated with areas of access logical security, system change management, IT operations and cyber security monitoring activities.

On December 30, 2024, the Board of Directors of the Company and the Audit Committee of the Company approved and ratified the appointment of Wei, Wei &Co., LLP as its new independent registered public accounting firm to audit the Company’s financial statements, effective December 29, 2024. During the two most recent fiscal years ended September 30, 2024 and 2023 and any subsequent interim periods through the date hereof prior to the engagement of Wei, Wei &Co., LLP, neither the Company, nor someone on its behalf, has consulted Wei, Wei &Co., LLP regarding:

(i)            either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that the new independent registered public accounting firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)            any matter that was either the subject of a disagreement as defined in Item 16F (a)(1)(iv) of Form 20-F or a reportable event as described in Item 16F (a)(1)(v) of Form 20-F.

Adoption of Share Incentive Plan

On March 27, 2025, the Company adopted a 2025 equity incentive plan (the “2025 Equity Incentive Plan”) to attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2025 Equity Incentive Plan has a maximum number of 1,583,000 Class A Ordinary Shares available for issuance pursuant to all awards under the 2025 Equity Incentive Plan.

As the date of this prospectus, the Company has issued 1,583,000 Class A Ordinary Shares through the 2025 Incentive Plan. The shares were issued pursuant to a registration statement on Form S-8 (File No. 333-286348).

Private Placement August 2025

On August 1, 2025, the Company entered into a securities purchase agreement with an investor (which is referred to as the “holder” hereunder) for the issuance and sale of (1) a convertible promissory note in the principal amount of $2,200,000, at a purchase price of $2,000,000, convertible into Class A Ordinary Shares of a par value of $0.00025 each (the “Convertible Note”); and (2) 1,069,500 Class A Ordinary Shares at a purchase price of $0.00025 per share (the “Private Placement August 2025”). In connection with the Private Placement August 2025, the Company also entered into a placement agent agreement with Univest Securities, LLC, pursuant to which, the Company paid the Univest Securities, LLC, at closing, a cash fee equal to 8% of the gross proceed, a non-accountable expense equal to 1% of the gross proceed, and accountable expense in the amount of $30,000. The Company has further agreed that the Univest Securities, LLC shall be entitled to compensation, calculated as set forth above, in connection with any public or private offering or other financing or capital-raising transaction of any kind, to the extent such financing or capital is provided by investors introduced to the Company by Univest Securities, LLC prior to the consummation of the offering, if such transaction is consummated at any time during the period within six (6) months following the closing, which occurred on August 4, 2025. The Company received $2,000,000 gross proceeds from the offering, prior to deducting transaction fees and estimated expenses.

The Convertible Note bears an interest rate of 9% per annum. All outstanding principal and accrued interest on the Convertible Note will become due and payable twelve (12) months after the closing date. The Convertible Note includes an original issue discount (the “OID”) of $180,000, In addition, Company paid $20,000 to the holder for the holder’s legal fees, accounting costs, due diligence, monitoring, and other transaction costs incurred in connection with the purchase and sale of the Convertible Note (the “Transaction Expense Amount”). The OID and the Transaction Expense Amount were included in the initial principal balance of the Convertible Note.

The holder has the right at any time beginning on the earlier of (a) the date that is six (6) months from August 4, 2025, and (b) the effective date of the registration statement of which this prospectus forms a part, until the outstanding balance of the Convertible Note has been paid in full, at its election, to convert all or any portion of the outstanding balance into fully paid and non-assessable Class A Ordinary Shares.

The Convertible Note has a conversion price (the “Conversion Price”) equal to 88% of the lowest daily VWAP (the dollar volume-weighted average price for ordinary shares on the Nasdaq Capital Market) during the ten (10) consecutive trading days immediately preceding the conversion date or other date of determination, but not lower than US$0.7106 per Class A Ordinary Share (the “Floor Price”). The holder may at any time beginning on the earlier of (a) the date that is six months from the closing date, and (b) the effective date of the registration statement, until the outstanding balance has been paid in full, in its sole discretion, convert the all or any portion of the outstanding balance into fully paid and non-assessable Class A Ordinary Shares as per the following conversion formula: the number of conversion shares equals the amount of the outstanding balance being converted (the “Conversion Amount”) divided by the Conversion Price. The holder may not convert any portion of a Convertible Note if such conversion would result in the holder beneficially owning more than 9.99% of the Company’s then issued and outstanding Class A Ordinary Shares. The Company may, with ten trading days’ prior written notice, prepay all or any portion of the outstanding balance under the Convertible Note prior to the maturity date at a cash price equal to 120% of the portion of the outstanding balance to be prepaid.

Upon the occurrence of a Trigger Event (as defined in the Convertible Note), the holder shall have the right to apply the Trigger Effect (as defined in the Convertible Note), which means: (a) for the first Trigger Event, the holder may increase the outstanding balance of the Convertible Note by an amount equal to 15% of the outstanding balance as of the date of such Trigger Event; and (b) for the second Trigger Event, the holder may increase the outstanding balance by an additional 15%, with such increased amount being immediately due and payable in cash by the Company to the holder; provided, however, that the total amount of such cash payment shall not exceed $175,000.

The Company has filed a registration statement on Form F-1 on October 20, 2025, to register the resale shares. The Company has also agreed use commercially reasonable efforts to cause such registration statement to be declared effective by the U.S. Securities and Exchange Commission within ninety (90) days of the closing date. If the registration statement is not declared effective by such date, the outstanding balance of the Convertible Note will automatically increase by one percent (1%) on the 90th day, and will continue to increase by one percent (1%) for each thirty (30) day that the registration statement is not declared effective until the date that is six (6) months from the closing date.

On March 18, 2026, the Company entered in to a standstill agreement (the “Standstill Agreement”) with the holder, pursuant to which the Company made payments in an aggregate amount of $268,518.81, and the holder agreed that it would not will not (i) seek to make any conversions of the Note or (ii) sell, transfer or otherwise dispose any of the 1,069,500 Class A Ordinary Shares.

The execution and delivery of the securities purchase agreement and the delivery of the securities pursuant to the securities purchase agreement were made pursuant to an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.

Private Placement September 2025

On August 31, 2025, the Company entered into a securities purchase agreement and issued 1,500,000 Class A Ordinary Shares of a par value of US$ 0.00025 each to an investor at a purchase price of US$1.60 per share. On November 13, 2025, the Company issued the 1,500,000 Class A Ordinary Shares to the investor and closed the transaction. The Company received $2.4 million gross proceeds before deducting any transaction fees. No underwriters were involved in this issuance. The above issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

Annual General Meeting

On December 23, 2025, the Company held an annual general meeting at which the shareholders approved, among others, (a) the reappointment of Jianbiao Dai, Lina Chen, Xianghong Zhou, Angel Colon, and Xiao Fu to serve on the Company’s board of directors; (b) the appointment of Wei, Wei &Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ended on September 30, 2025; (c) an increase of the voting rights attached to the Class B Ordinary Shares from fifteen (15) votes per share to fifty (50) votes per share on all matters subject to vote at general meetings of the Company, subject to the rights, restrictions, qualifications and preferences (if any) (the “Change of Voting Rights”; and (d) the adoption of the second amended and restated memorandum and articles of association to (i) implement the Change of Voting Rights and (ii) incorporate certain post-IPO language, corporate-governance provisions, and housekeeping amendments customary for a listed Cayman Islands exempted company, as more particularly described in the second amended and restated memorandum and articles of association, and authorize Board to do all other acts and things as the Board considers necessary or desirable in connection with the adoption of the second amended and restated memorandum and articles of association, including without limitation, attending to the necessary filing with the Registrar of Companies in the Cayman Islands.

Extraordinary General Meeting

On February 13, 2026, the Company held an extraordinary general meeting at which the shareholders approved, among others: (a) an increase of the Company’s authorized share capital from US$50,000 divided into 200,000,000 ordinary shares, comprising 190,000,000 Class A Ordinary Shares and 10,000,000 Class B Ordinary Shares, to US$10,000,000 divided into 40,000,000,000 ordinary shares, comprising 38,000,000,000 Class A Ordinary Shares and 2,000,000,000 Class B Ordinary Shares (the “Share Capital Increase”); (b) the adoption of the third amended and restated memorandum and articles of association of the Company to reflect the Share Capital Increase; (c) the authorization of the board of directors, in its sole discretion, to implement one or more share consolidations of the Company’s issued and unissued Class A Ordinary Shares and Class B Ordinary Shares at any time within a period of up to two (2) years from the date of the Extraordinary General Meeting, at such consolidation ratio and effective time as the Board may determine, provided that the aggregate consolidation ratio shall not exceed 2000:1 (the “Share Consolidations”), including the authority to address fractional shares and any related matters; (d) the conditional adoption of an amended and restated memorandum and articles of association in connection with each Share Consolidation, if and when implemented by the Board; and (e) the authorization of the Company’s directors and officers to take all actions necessary or desirable to effect the foregoing resolutions, including making all necessary filings with the Registrar of Companies in the Cayman Islands and updating the Company’s register of members.

Shelf Registration

On February 9, 2026, the Company filed a registration statement on Form F-3 with the U.S. Securities and Exchange Commission, which was declared effective on February 12, 2026, registering the offer and sale from time to time of up to $100,000,000 of its securities pursuant to a shelf registration.

As of the date of this prospectus, the Company has not conducted any offerings under the Form F-3 registration statement and has not sold any securities thereunder.

Private Placement March 2026

On March 25, 2026, the Company entered into a securities purchase agreement with certain investors (the “Investors”), pursuant to which the Company issued and sold an aggregate of 27,027,015 class A ordinary shares of a par value of $0.00025 each, at a purchase price of $0.222 per share, for aggregate gross proceeds of approximately $6.0 million (the “Private Placement March 2026”).

In connection with the Private Placement March 2026, the Company agreed to file a registration statement with the SEC registering the resale of the Resale Shares by the Investors within 30 calendar days following the closing of the March 2026 on March 25, 2026, and to use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable thereafter. This prospectus forms a part of such registration statement.

Revere Securities, LLC acted as the exclusive placement agent (the “Placement Agent”) in connection with the Private Placement March 2026. Pursuant to the placement agency agreement entered into by and between the Company and the Placement Agent, the Company agreed to pay the Placement Agent a cash commission equal to 4% of the gross proceeds of the Private Placement March 2026, a non-accountable expense allowance equal to 1% of the gross proceeds, an advisory fee of $50,000, and to reimburse certain accountable expenses.

The Company used $246,142.24 of the net proceeds from the Offering for payment pursuant to the Standstill Agreement and plans to use the remaining net proceeds for general working capital and other general corporate purposes.

The execution and delivery of the securities purchase agreement and the delivery of the securities pursuant to the securities purchase agreement were made pursuant to an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.

Our Background

We are a B2B (Business-to-Business) smart education specialist, providing IT solutions to schools, training institutions, corporations, public agencies, and other institutions or corporate customers. We offer SaaS subscription service and, application development. Our solutions modules include teaching management, campus management, online teaching, online examination, epidemic prevention and control, data storage and computing system, EDC (Education Credit) blockchain system, and lecturer evaluation services. Our mission is to provide high-quality and reliable products to our customers to maintain sustainable business growth over the long term.

We believe we are one of the better-known brands in the PRC’s online education software and digital transformation industry. We have advantages in customized design, an easy-to-use interface, knowledge of the industry and market, and our experienced management. In addition, we believe we are the first to incorporate blockchain technology in online education. Our B2B business revenues were $9,805,037, $10,101,647 and $11,089,528 during the years ended September 30, 2025, 2024, and 2023, respectively.

In 2023, due to the impact of the epidemic, the Company, like many other Chinese companies, intends to become an international enterprise and expand into overseas markets. As Hong Kong is a bridge between mainland China and overseas, the Company focuses on Hong Kong and effectively expands its application development business, including data storage and computing equipment, and technical services. Furthermore, the Company hopes to expand its market in Southeast Asia in the future.

From 2023 to September 2025, the Company had dual headquarters, namely, NetClass China and NetClass HK, which are in Shanghai and Hong Kong respectively. NetClass China mainly undertakes the development of SaaS subscription services, smart campus and other application development services, as well as the Company’s R&D work. NetClass Hong Kong’s business mainly focuses on application development and technical services. In the future, the Company will expand its technical services and SaaS subscription business in Hong Kong and overseas. At the same time, the Hong Kong headquarter serves as a base for conducting business with Southeast Asian countries.

Beginning September 1, 2025, the Company has been operating its headquarters in Singapore. Relocating its headquarters to Singapore enables the Company to strengthen its access to the core markets of the Asia-Pacific region, while fostering closer connections with the local innovation ecosystem, capital resources, and top talent.

Our Products

Smart Campus Solutions

Smart Campus is an information system designed for schools that includes the basic network infrastructure and the digital education resources management. Smart Campus can help schools and teachers improve teaching efficiency, and help students and parents boost learning participation and engagement. For example, a smart campus can include systems that manage classrooms, students, teachers, curriculum, transcript, safety, property, environment and energy, etc. Depending on the customer’s needs, we can design an integrated smart campus that includes several modules or we can provide services based on a single module.

Smart Campus systems collect and analysis the studying data and related information provided by school, teachers and students. The system processes the data and generate feedback and alerts to schools for offering better teaching and management service to students, and for the safety of students.

Our IT solutions in building a smart campus include (1) management system of teaching resource like facilities, courseware, teaching data, environmental energy data; (2) providing online course registration, curriculum management, transcript management, course evaluation; (3) classroom e-learning large screen and interactive learning system, and intelligent grading technology to help teachers grade exams and keep record; (4) monitoring attendance and enhancing campus safety through surveillance cameras on campus and face recognition technology; (5) through our epidemic prevention and control system, providing COVID-19 data tracking such as the health code and vaccination records.

NetClass Mobile Learning Platforms

NetClass mobile learning platforms are designed for online learning. Traditional in-person training may be limited by space, costs, and travel restrictions as a result of the COVID-19 pandemic. The NetClass mobile learning platforms allow users to watch videos, manage courses, and ask questions at a time and place that best fit their schedule. We can provide a curated selection of courseware based on a customer’s need and keep record of the learning process. NetClass mobile learning system can also support learners to study on desktop computers. The platform also organizes such data into charts and information that is valuable to the customer to evaluate and improve the efficiency of their training. Generally, the customers provide the topics of training and sometimes provide course material themselves. If the customers do not have course material ready to use, we will either purchase the courseware from third parties or work with the customer to create course materials.

EDC (Education Credit) Blockchain System

The EDC (Education Credit) blockchain system facilitates record keeping that ensures secure, traceable, verifiable, and non-fungible exchange of data such as education credits, education coupons and certificates among institutions in the education ecosystem.

The EDC system awards one EDC credit to the student who completes one hour of the training course. Such EDC credits create records for awarding academic certificates upon completing certain amount of training courses. The EDC credits and certificates earned by the student are not changeable and cannot be rewritten, which creates a digital academic credential that is readily accessible and permanent that accompanies the student for a lifetime. The EDC system also awards digital certificate of coupons and rewards in the form of tokens upon completion of one course. The EDC blockchain system has generated no revenue since it was launched in 2018.

The EDC blockchain system has been operating stably and safely since its launch in 2018. It has been recognized by the Shanghai Municipal Commission of Economy and Informatization. We have completed demonstrations with Shanghai Opening University, Jing’an Professional Education Group, and Zhucai Beijing Technology Training Co., Ltd. We have also established a strategic partnership with Shanghai Computer Software Technology Center to promote blockchain applications in training institutions. The EDC system is currently one of the few successful practice cases in this field. NetClass China is also one of the few companies that have filed with the Office of the Central Cyberspace Affairs Commission of China to certify educational blockchain.

In many cases, our EDC blockchain services are provided to our customers together with smart campus projects and online learning platform projects.

NetClass Online Examination System

The NetClass online examination system provides online exam reservation, examinee’s identity verification, and real-time exam supervision. The system, powered by artificial intelligence learning, recognizes and automatically records the examinee’s abnormal behaviors during the exam, such as lowering their heads, leaving their seats, leaving the examination interface, opening additional documents, etc. The system will then stop the exam and alert the exam administrators. The online examination system supports the NetClass mobile learning platform and other services involving tests and evaluations and makes remote examinations practical and secure.

Artificial Intelligence Assisted Online Education System

The application of artificial intelligence (AI) technology is rapidly developing in 2023, which lead to a public common belief that AI technology is bringing about a new industrial revolution. We believe AI technology especially the Large Language Model (LLM) will play an important role in various industries. In order to maintain the technical advantage in online education and related areas, we are dedicated to long-term R&D in AI applications, aiming to run a vertical LLM in the field of smart education. Believing that AI technology can help the Company provide better products and services to our customers, we decided to develop and provide AI assisted English learning systems to our education clients, and NetClass HK entered into an AI technical development service agreement with one AI development supplier in Hong Kong (an independent third party) on October 2, 2023 for vertical LLM for English learning system to its education clients. Under the agreement, the developer agreed to conduct pre-training and necessary fine-tuning of a general-purpose open-source AI large language framework model for the Company’s sole use for a total fee of $2,000,000. The Company made a payment $1,900,000 in 2023. The agreement stipulated a training period of four months, and required the technical supplier to provide the computing power for this training, and thereafter, the vertical LLM shall be inspected and confirmed by the company after the training is completed. The trained vertical LLM shall then be deployed according to the company’s requirements and support of language teaching and other services. NetClass HK shall own all intellectual properties, if any, as a result of the agreement. The agreement is governed by the laws of Hong Kong. In January 2024, the program was delivered to NetClass HK and has been successfully used in our AI-assisted English learning system, which has already attracted some college users. We believe that AI technology can bring new opportunities to our Company, especially in upgrading the Company’s online education system to be more intelligent and efficient.

NetClass Epidemic Prevention and Control System

Our epidemic prevention and control system provides an integrated solution for the health management of schools during the COVID-19 Pandemic. The epidemic prevention and control system records the user’s information including body temperature, ID card verification, face recognition, travel code, COVID-19 test result, and vaccination records. Because of its identity authentication function, the system is also applicable to different scenarios such as temporary passes at work, student identity verification at school, etc. All the data and information obtained on epidemic prevention and control are accessible nationwide through one code. Therefore, it provides our customers with an easier solution to health management.

Application Development Services

The application development service contracts include technical service agreements, software service and development, data storage and computing system sales agreements, among others. NetClass China provides application development service to the mainland China customers such as the Municipal Education Commission, Shanghai Open University, Shanghai Herocheer Technology Co., Ltd. NetClass HK provides application development service to the Hong Kong customers such Gallop Trading Ltd, Nurbr International Limited, among others. Technical service agreements usually have a term of one to three years. Generally, the agreements customarily states that the services shall be delivered within a certain period of time, and can be terminated if performance is impossible due to a violation of laws or force majeure. The agreements usually also prohibit us from assigning the rights and obligations under the agreement without prior written consent of the customer. Since delivery under these agreements usually happens shortly after signing, the agreements do not necessarily include a termination clause.

For the year ended September 30, 2025, our application development service revenue was approximately $7.9 million as compared to approximately $7.8 million for the year ended September 30, 2024. The application development service revenue kept stable. For the year ended September 30, 2024, our application development service revenue was approximately $7.8 million as compared to approximately $8.3 million for the year ended September 30, 2023. The decrease in application development service revenue was approximately 6% due to the decrease of revenue in PRC, which was resulted from the declined demand after the travel restrictions during COVID-19 pandemic are lifted.

AI Computing Power Support Services

In addition to its other services, the Company commenced the provision of AI computing power support services in 2025, which represents a newly introduced business area during the reporting period. Under this service model, the Company procures computing capacity from third-party providers and provides computing services to customers without owning, operating, or controlling the underlying physical server infrastructure.

The Company adopts a business model that combines long-term procurement of computing capacity with phased sales to customers. Specifically, the Company entered into and prepaid a computing capacity service arrangement with a service term of 36 months, while customer service contracts are typically entered into on a six-month basis.

As the financial statements for the fiscal year ended September 30, 2025 cover approximately two months of actual service period for this business, only the corresponding portion of revenue and related service costs were recognized during the reporting period. The remaining prepaid computing capacity service costs will be amortized over the service term in subsequent periods.

Accordingly, the revenue and cost amounts related to AI computing power support services for the reporting period primarily reflect the early-stage operations of this business and the limited coverage period of the financial statements, and do not represent its long-term operating level. For the fiscal year ended September 30, 2025, the AI computing power support services generated revenue of $147,651.

Our Competitive Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

Customized and Secure Services to Customers

We have a team of professionals experienced in software design and the online education industry. We also have knowledge in the industry and market from data collected during the ordinary course of our business. We offer products that are customized and built to order, or B2B, to meet its customers’ unique demands. Unlike the B2C model, the Company’s business adopts the B2B model, which is a more stable market strategy that will ensure the Company’s business can continue to grow steadily in the long run. NetClass leverages its competitive edge through the user-friendly designing and the quick response customized system. The R&D and service teams have more than seven years of experience with online training systems and they know exactly what the customer needs. Therefore, we can create customized solutions based on customers’ needs. In addition, our online learning platform has been certified on its network security level by the Shanghai Software Technology Development Center, proving we can provide our customers with secure and reliable services.

Unique technology innovation and application capability

We focus on research, development, and innovation. As a blockchain-based education software pioneer, we believe our proprietary and patented blockchain technologies make us stand out from the competition. Our data analysis team has extensive experience and strong technical background in processing learning data, teaching data, consumer profile data, behavioral data, purchase data. Our data engineers and technology specialists can utilize these data to feed our proprietary algorithms that provide our customer relevant, comprehensive, and practical insights. These insights inform our decision-making in connection with product development, business operations, and marketing and distribution. We believe the data-driven approach will improve our ability to meet customers’ demands.

Diversified market and expanding territory

Our customers are involved in various industries, including education, finance, medicine, information technology, culture and arts. We believe the diversified customer base and product line can mitigate the impact of economic and industry cycles. Currently, most of our customers are in Shanghai and Hong Kong, and we also plan to expand our business and promote our products and services overseas and mainland China. We may rely on dividends to be paid by our operating subsidiaries in both Hong Kong and the PRC to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If any of our Hong Kong or PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Lower Cost Advantage

Compared to traditional education, we store the software codes we develop for customers and our research in our internal database for future reference, which significantly saves our time and monetary costs. As we create more solutions for customers, we believe the cost per project will decrease, and the profitability will improve over time.

Experienced Management Team

Our team has years of experience in technology and management in IT, blockchain, software, and big data. Our chairman of the board of directors, Mr. Jianbiao Dai, has more than twenty years of experience in the information technology industry. Our members of our management team have more than twelve years of experience in market management, more than twenty years of experience in education and more than ten years of professional experience in relevant technology research and development.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. Beginning March 18, 2026, members of our board of directors, executive board members and senior management are subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They are also subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by US residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are US citizens or residents, (2) more than 50% of our assets are located in the United States, or (3) our business is administered principally in the United States.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are generally applicable to public companies. These provisions include, but are not limited to:

•	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

•	an exemption from the auditor attestation requirement in assessing our internal control over financial reporting under the Sarbanes-Oxley Act of 2002.

•	educed disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and

•	a delay in adopting new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We may take advantage of these provisions for up to five years or such an earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in the market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion of non-convertible debt over a three-year period.

Corporate Information

Our principal executive office is located at Unit 11-03, ABI Plaza, 11 Keppel Road, Singapore, 089057. The telephone number of our principal executive offices is +65 91821823. Our registered office provider in the Cayman Islands is Harneys Fiduciary (Cayman) Limited. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our registered agent in the United States is Cogency Global Inc. We maintain a corporate website at ir.netclasstech.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

THE OFFERING

Issuer	NetClass Technology Inc

Shares Offered by the Selling Shareholders	Up to 27,027,015 Class A Ordinary Shares.

Class A Ordinary Shares issued and outstanding as of the date of this prospectus	57,942,904 Class A Ordinary Shares.

Class A Ordinary Shares issued and outstanding immediately after this resale offering	57,942,904 Class A Ordinary Shares.

Voting Rights:

Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of our company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

See the sections titled “Security Ownership of Certain Beneficial Owners” and “Description of Share Capital”.

Use of proceeds	All of the Resale Shares will be sold by the Selling Shareholders for their own account. We will not receive any proceeds from the sales.

Nasdaq trading symbol	NTCL

Risk factors	See “Risk Factors” beginning on page 25 and in “Item 3. Key Information — 3.D. Risk Factors” in our 2025 Annual Report for a discussion of risks you should carefully consider before investing in our securities. You should carefully consider these risks before deciding to invest in the Class A Ordinary Shares.

Transfer Agent	VStock Transfer, LLC.

RISK FACTORS

The information required by Item 3 of this Form F-1 is incorporated by reference from the 2025 Annual Report on Form 20-F for the fiscal year ended September 30, 2025, as filed with the Securities and Exchange Commission on February 2, 2026. A Summary of Risk Factors can be found on page 7 of this prospectus.

Risks Related to Our Ordinary Shares and This Resale Offering

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares.

We are a Cayman Islands holding company and conduct a substantial majority of our operations through our subsidiaries in PRC, Hong Kong, Singapore and Japan. We may rely on dividends to be paid by our subsidiaries in PRC, Hong Kong, Singapore and Japan to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict our subsidiaries’ ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiaries generate primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of any one of our PRC subsidiaries to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide a withholding tax of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, NetClass HK. As of the date of this prospectus, WOFE currently does not have plan to declare and pay dividends to NetClass HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. NetClass HK intends to apply for the tax resident certificate when WOFE plans to declare and pay dividends to NetClass HK. When WOFE plans to declare and pay dividends to NetClass HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions.

Under the laws of Singapore, our subsidiaries, NetClass Singapore and NetClass Asia may pay dividends only out of sufficient distributable profits in the financial year in respect of which a dividend is paid. There are no restrictions or limitation under the laws of Singapore imposed on the conversion of Singapore dollar into foreign currencies and the remittance of currencies out of Singapore or across borders and to U.S investors.

Under the laws of Japan, our subsidiary, NetClass Japan may pay dividends by reference to the total amount of retained earning. There are no restrictions or limitation under the laws of Japan imposed on the conversion of Japanese Yen into foreign currencies and the remittance of currencies out of Japan or across borders and to U.S investors.

The dual class share structure will concentrate a majority of voting power in our Chief Executive Officer, who beneficially owns 66.70% of the aggregate power of our total issued and outstanding share capital and will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A Ordinary Shares shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company and each Class B Ordinary Shares shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of our company. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Mr. Dai beneficially owns 66.70% of the voting power of our total issued and outstanding share capital as of the date of this prospectus due to the disparate voting powers associated with our dual-class share structure. Because of the dual-class share structure and the concentration of ownership, Mr. Dai will continue to control a majority of the voting power of our total issued and outstanding share capital and therefore have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors, and other significant corporate actions so long as Mr. Dai owns at least 50% of the voting power of the total issued and outstanding share capital. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future and could discourage others from pursuing any potential merger, takeover, or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial. Furthermore, should the Company decide to issue additional Class B Ordinary Shares in the future, the fifteen-to-one voting ratio between the Class B Ordinary Shares and Class A Ordinary Shares will result in further dilutive effect on the voting power of holders of Class A Ordinary Shares.

As a result, for so long as Mr. Jianbiao Dai, owns a controlling or significant voting power in our issued and outstanding share capital, he generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

•	the election of directors;

•	determinations with respect to our business direction and policies, including the appointment and removal of officers;

•	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

•	our financing and dividend policy;

•	determinations with respect to our tax returns; and

•	compensation and benefits programs and other human resources policy decisions.

Even if Mr. Dai intends to dispose of certain Class B Ordinary Shares such that he would control less than a majority of the voting power of our total issued and outstanding share capital, he may be able to influence the outcome of corporate actions so long as he retains Class B Ordinary Shares. During the period of Mr. Jianbiao Dai’s controlling or significant ownership of our Class A Ordinary Shares and Class B Ordinary Shares, shareholders may not be able to affect the outcome of such corporate actions.

Mr. Dai may have interests that differ from yours and may vote in a way with which you disagree, and which may be averse to your interests. Corporate actions might be taken even if other shareholders oppose them. This concentration of ownership and voting power may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, which could deprive our other shareholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might ultimately affect the market price of our Class A Ordinary Shares.

Furthermore, we cannot predict whether our dual-class share structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. We cannot predict if investors will find our Class A Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares, and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until those standards apply to private companies. We have elected to avail our company of this exemption from new or revised accounting standards and, therefore, will be subject to accounting standards that are available to emerging growth companies.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or provide information at different times, making it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer, and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. As a foreign private issuer, we will also be exempt from Regulation FD (Fair Disclosure) requirements, which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. Beginning March 18, 2026, members of our board of directors, executive board members and senior management are subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They are also subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules requires listed companies to have, among other things, a majority of its board members be independent. However, as a foreign private issuer, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. The Nasdaq Listing Rules also require U.S. domestic issuers to hold annual shareholders meetings and may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, and certain ordinary share issuances. We, as a foreign private issuer, are not subject to these requirements. We intend to comply with the requirements of Nasdaq Listing Rules in having a majority of our board consisting of independent directors and to appoint a compensation committee, a nominating and corporate governance committee composed entirely of independent directors and an audit committee with a minimum of three members. However, the Company has elected to follow the practice of the Cayman Islands, in lieu of the requirements under Nasdaq Listing Rule 5635, which sets forth (A) the circumstances under which shareholder approval is required prior to an issuance of securities in connection with: (a) the acquisition of the stock or assets of another company, (b) equity-based compensation of officers, directors, employees or consultants, (c) a change of control, and (d) transactions other than public offerings; (B) general provisions relating to shareholder approval; and (C) the financial viability exception to the shareholder approval requirement.

In addition to that, we may consider following other home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards, including the requirement to hold annual shareholders meetings and the requirement of shareholder approval for certain corporate matters, which may afford less protection to investors.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Cayman Islands Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company, and substantially all of our assets are located outside of the United States. In addition, a majority of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our continued listing and insiders currently hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to apply additional or more stringent criteria for the continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. The insiders of our company currently hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our continued listing.

If we cannot continue to satisfy the continued listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

As a public company, to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

•	limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our Class A Ordinary Shares is a “penny stock,” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance.

The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and other operating results;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	lawsuits threatened or filed against us; and

•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

•	In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of the Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed above in “— The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few stockholders have on the price of our stock, which may cause our Class A Ordinary Shares to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

We incur additional costs as a result of operating as a public company, which could negatively impact our net income and liquidity.

We are a public company in the United States. As a public company, we have incurred and expect to continue to incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. These rules and regulations has increased our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of being a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Class A Ordinary Shares could decline.

A substantial number of our Class A ordinary shares may be sold in the market following the effective date of the registration statement of which this prospectus supplement forms a part, which may depress the market price for our Class A ordinary shares.

Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this Prospectus, we have 57,942,904 Class A Ordinary Shares issued and outstanding. We are registering for resale of up to 27,027,015 Class A Ordinary Shares, which is equal to approximately 46.64% of our issued and outstanding Class A Ordinary Shares as of the date of the prospectus. We cannot predict if and when the Selling Shareholders may sell such Class A Ordinary Shares in the public market. Furthermore, in the future, we may issue additional Class A Ordinary Shares or other equity or debt securities convertible into our Class A Ordinary Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Business and Management’s Discussion and Analysis of Financial Conditions and Results of Operations and elsewhere in this prospectus, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

USE OF PROCEEDS

All of the Resale Shares will be sold by the Selling Shareholders for their own account. We will not receive any proceeds from the sales.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the Resale Shares to be sold by the Selling Shareholders. Other than registration expenses, the Selling Shareholders will bear their own broker or similar commissions payable with respect to sales of the Resale Shares.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from NetClass Singapore and NetClass Asia, NetClass Japan, NetClass HK.

Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Under the laws of Singapore, our subsidiaries, NetClass Singapore and NetClass Asia may pay dividends only out of sufficient distributable profits in the financial year in respect of which a dividend is paid. There are no restrictions or limitation under the laws of Singapore imposed on the conversion of Singapore dollar into foreign currencies and the remittance of currencies out of Singapore or across borders and to U.S investors.

Under the laws of Japan, our subsidiary, NetClass Japan may pay dividends by reference to the total amount of retained earning. There are no restrictions or limitation under the laws of Japan imposed on the conversion of Japanese Yen into foreign currencies and the remittance of currencies out of Japan or across borders and to U.S investors.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to NetClass HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in the PRC is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. NetClass HK may be considered a non-resident enterprise for tax purposes. Any dividends WFOE pays to NetClass HK may be regarded as PRC-sourced income and may be subject to PRC withholding tax at a rate of up to 10%.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our Class A Ordinary Shares as of the date of this prospectus by our officers, directors and 5% or greater beneficial owners of Class A Ordinary Shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

As of the date of this prospectus, we had 57,942,904 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares issued and outstanding. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company. Each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of our company.

Other than as disclosed above, none of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. The number of individual holders of record is based exclusively upon our share register and does not address whether a share or shares may be held by the holder of record on behalf of more than one person or institution who may be deemed to be the beneficial owner of a share or shares in our company.

As of the date of this prospectus, the Selling Shareholders have received 27,027,015 Class A Ordinary Shares.

The applicable percentage of beneficial ownership of each listed person is based on 57,942,904 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus, including the 27,027,015 shares of Resale Shares. Information with respect to our Class A Ordinary Shares owned beneficially after this resale offering assumes the sale of all of the Resale Shares held by the Selling Shareholders.

						Pre-	Post-
	Amount of			Amount of	Pre-	Offering	Offering
	Beneficial			Beneficial	Offering	Combined	Combined
	Ownership	Pre-	Post-	Ownership	And Post-	Voting	Voting
	of Class A	Offering	Offering	of Class B	Offering	Power of	Power of
	Ordinary	Percentage	Percentage	Ordinary	Percentage	Class A	Class A
	Shares	Ownership	Ownership	Shares	Ownership	and	and
	Pre-	of Class A	of Class A	Pre-	of Class B	Class B	Class B
	Offering	Ordinary	Ordinary	and Post-	Ordinary	Ordinary	Ordinary
Executive Officers and Directors	(1)	Shares(2)	Shares(3)	Offering	Shares	Shares(2)	Shares(3)
Directors and Named Executive Officers:
Jianbiao Dai, Chief Executive Officer, Chairman of the Board and Director (3)	5,344,500	9.22%	9.22%	2,000,000	100%	66.70%	66.70%
Yuxing Chen, Chief Financial Officer	—	—	—	—	—	—	—
Lina Chen, Vice President and Director	—	—	—	—	—	—	—
Xianghong Zhou, Independent Director, Chair of Nominating Committee	5,260	*	*	—	—	*	*
Angel Colon, Independent Director, Chair of Audit Committee	3,177	*	*	—	—	*	*
Xiao Fu, Independent Director, Chair of Compensation Committee	5,260	*	*	—	—	*	*—
All executive officers and directors as a group (6 persons)	5,358,197	9.22%	9.22%	2,000,000	100%	66.70%	66.70%

5% or Greater Stockholders
Dragonsoft Holding Limited(4)	5,344,500	9.22%	9.22%	2,000,000	100%	66.70%	66.70%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Class A Ordinary Shares and Class B Ordinary Shares. All shares represent only Class A Ordinary Shares and Class B Ordinary Shares held by shareholders, as no options are issued and outstanding.

(2)	Calculation based on 57,942,904 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company. Each Class B Ordinary Shares shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of our company.

(3)	Calculation based on 57,942,904 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares issued and outstanding after the effectiveness of the Registration Statement.

(4)	Dragonsoft Holding Limited, a British Virgin Islands business company, holds 5,344,500 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares of the Company. Jianbiao Dai is the sole shareholder and sole director of Dragonsoft Holding Limited and is deemed the beneficial owner of the 5,344,500 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares held by Dragonsoft Holding Limited.

PRIVATE PLACEMENT MARCH 2026

On March 25, 2026, the Company entered into a Securities Purchase Agreement with certain Investors, pursuant to which the Company issued and sold an aggregate of 27,027,015 class A ordinary shares of a par value of $0.00025 each, at a purchase price of $0.222 per share, for aggregate gross proceeds of approximately $6.0 million.

Revere Securities, LLC acted as the exclusive Placement Agent in connection with the Private Placement March 2026. Pursuant to the placement agency agreement entered into by and between the Company and the Placement Agent, the Company agreed to pay the Placement Agent a cash commission equal to 4% of the gross proceeds of the Private Placement March 2026, a non-accountable expense allowance equal to 1% of the gross proceeds, an advisory fee of $50,000, and to reimburse certain accountable expenses.

The Company used $246,142.24 of the net proceeds from the Offering for payment pursuant to the Standstill Agreement and plans to use the remaining net proceeds for general working capital and other general corporate purposes.

In connection with the Private Placement March 2026, the Company has agreed to file a registration statement on Form F-1 within 30 days of the closing date to register the Resale Shares. The Company has also agreed use commercially reasonable efforts to cause such registration statement to be declared effective by the U.S. Securities and Exchange Commission within sixty (60) days following the date of filing with the SEC (or 150 days following the date of filing with the SEC in the event of a “full review” by the SEC).

The execution and delivery of the Securities Purchase Agreement and the delivery of the securities pursuant to the Securities Purchase Agreement were made pursuant to an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D/Regulation S thereunder.

SELLING SHAREHOLDERS

The Selling Shareholders may from time to time offer and sell any or all of the Class A Ordinary Shares pursuant to this prospectus. However, we cannot advise you as to whether the Selling Shareholders will, in fact, sell any or all of such Class A Ordinary Shares. In addition, the Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their Class A Ordinary Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. See the section titled “Plan of Distribution.”

This prospectus relates to the possible resale by the Selling Shareholders of up to 27,027,015 Class A Ordinary Shares. The Selling Shareholders may offer and sell, from time to time, any or all of the Class A Ordinary Shares being offered for resale by this prospectus. When we refer to “Selling Shareholders” in this prospectus, we refer to the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors, and others who later come to hold any of the Selling Shareholders’ interest in our securities after the date of this prospectus.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of the Class A Ordinary Shares of the Selling Shareholders and the number of Class A Ordinary Shares that may be sold by the Selling Shareholders under this prospectus. The applicable percentage of beneficial ownership of each listed Selling Shareholder is based on 57,942,904 Class A Ordinary Shares issued and outstanding as of the date of this prospectus, including the 27,027,015 shares of Resale Shares. Information with respect to our Class A Ordinary Shares owned beneficially after this resale offering assumes the sale of all of the Resale Shares held by the Selling Shareholders.  The Selling Securityholders may offer and sell some, all or none of their securities.

The Class A Ordinary Shares being registered for resale in connection with this offering will constitute a considerable percentage of our “public float” (defined as the number of our issued and outstanding Class A Ordinary Shares held by non-affiliates). The Selling Shareholders named herein beneficially own an aggregate of 27,027,015 Class A Ordinary Shares, which is equal to approximately 46.64% of our issued and outstanding Class A Ordinary Shares as of the date of the prospectus. The Selling Shareholders will be able to sell their Class A Ordinary shares for so long as the registration statement of which this prospectus forms a part is available for use.

Because the Selling Shareholders may dispose of all, none or some portion of their Class A Ordinary Shares, we cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Class A Ordinary Shares. No estimate can be given as to the number of securities that will be beneficially owned by the Selling Shareholders upon termination of this offering. For purposes of the table below, however, we have assumed that after completion of this resale offering, none of the Resale Shares covered by this prospectus will be beneficially owned by the Selling Shareholders and further assumed that the Selling Shareholders will not acquire beneficial ownership of any additional securities during the resale offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Beneficial Ownership Before the Resale Offering		Maximum Number of Class A Ordinary Shares Offered (2)	Beneficial Ownership After the Resale Offering
Name of Selling Shareholder	Number of Class A Ordinary Shares Owned Prior to the Resale Offering	Percentage of Class A Ordinary Shares Owned (1)		Number of Class A Ordinary Shares Owned After the Resale Offering(2)	Percentage of Class A Ordinary Shares Owned(1)(2)
CHEN HUIZHEN	1,801,801	3.11%	1,801,801	-	-
CHEN JIEHAO	1,801,801	3.11%	1,801,801	-	-
CHEN LIWEN	1,801,801	3.11%	1,801,801	-	-
CHEN WENXIN	1,801,801	3.11%	1,801,801	-	-
HUANG DAFANG	1,801,801	3.11%	1,801,801	-	-
HUANG WEIYING	1,801,801	3.11%	1,801,801	-	-
LI JIAXIANG	1,801,801	3.11%	1,801,801	-	-
LIANG SHUXUAN	1,801,801	3.11%	1,801,801	-	-
LYU ZHENFEI	1,801,801	3.11%	1,801,801	-	-
MAI YUXIA	1,801,801	3.11%	1,801,801	-	-
ZHANG XIUFANG	1,801,801	3.11%	1,801,801	-	-
ZHU JINGLUN	1,801,801	3.11%	1,801,801	-	-
ZHU LIXIONG	1,801,801	3.11%	1,801,801	-	-
Jason Chen	1,801,801	3.11%	1,801,801	-	-
Jing Han	1,801,801	3.11%	1,801,801	-	-

(1)	Assumes that the total number of our issued and outstanding Class A Ordinary Shares is 57,942,904 as of the date of this prospectus.

(2)	Assumes that the Selling Shareholders sell all of the Resale Shares offered pursuant to this prospectus.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on January 4, 2022. Our corporate affairs are governed by our memorandum and articles, as amended and restated from time to time, the Cayman Islands Companies Act, and the common law of the Cayman Islands. A Cayman Islands exempted company:

•	is a company that conducts its business mainly outside the Cayman Islands;

•	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•	does not have to hold an annual general meeting;

•	does not have to make its register of members open to inspection by shareholders of that company;

•	may obtain an undertaking against the imposition of any future taxation;

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

Class A Ordinary Share and Class B Ordinary Share

Our authorized share capital is US$10,000,000 divided into 40,000,000,000 ordinary shares of a par value of US$0.00025 each, comprising of (i) 38,000,000,000 class A ordinary shares of a par value of US$0.00025 each and (ii) 2,000,000,000 class B ordinary shares of a par value of US$0.00025 each. As of the date of this prospectus, 57,942,904 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares are issued and outstanding.

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to our third amended and restated memorandum and articles of association shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. The Company shall make entries in the register of members to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares.

Dividends

Subject to the Cayman Islands Companies Act and any rights and restrictions for the time being attached to any shares, our directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to the vote at general meetings of our company, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to the vote at general meetings of our company.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Islands Companies Act and our third amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Variation of Rights of Shares

Whenever the capital of the company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the company.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)       increase its share capital by new shares of such amount as it thinks appropriate;

(b)       consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)       divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the company in general meeting, as the directors may determine provided always that, for the avoidance of doubt, where a class of shares has been authorised by the company, no resolution of the company in general meeting is required for the issuance of shares of that class and the directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(d)       subdivide its shares, or any of them, into shares of an amount smaller than that fixed by our memorandum and articles of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)       cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Cayman Islands Companies Act and our third amended and restated memorandum and articles of association, our shareholders may, by special resolution, reduce its share capital and any capital redemption reserve in any manner.

Calls on Shares and Forfeiture of Shares

Subject to the terms of allotment, the directors may, from time to time, make calls on the shareholders in respect of some or all of any moneys unpaid on their shares and each shareholder shall (subject to receiving at least fourteen calendar days’ notice specifying the time or times of payment) pay to the company at the time or times so specified the amount called on such shares. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the directors shall be at liberty to waive payment of that interest wholly or in part. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may (a) issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Company. The redemption of shares shall be effected in such manner and upon such terms as may be determined, before the issue of such shares, by the board; (b) purchase our own shares (including any redeemable shares) on such terms and in such manner and terms as have been approved by the board, or are otherwise authorised by our memorandum and articles of association; and (c) make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Islands Companies Act, including out of capital. Under the Cayman Islands Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares outstanding, or (iii) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Transfer of Shares

The instrument of transfer of any share shall be in writing and in any usual or common form or such other form as the directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a shareholder until the name of the transferee is entered in the register of members in respect of the relevant shares. Subject to our third amended and restated memorandum and articles of association, any shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq or in any other form approved by the board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the board may approve from time to time.

The directors may in their absolute discretion decline to register any transfer of shares which is not fully paid up or on which the Company has a lien. The directors may also decline to register any transfer of any share unless:

(i)        the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(ii)       the instrument of transfer is in respect of only one class of shares;

(iii)      the instrument of transfer is properly stamped, if required;

(iv)      in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

(v)       a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to the Company in respect thereof.

If the directors refuse to register a transfer of any shares, they shall within two calendar months after the date on which the transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

Inspection of Books and Records

Holders of our ordinary share will have no general right under the Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. Under our third amended and restated memorandum and articles of association, our directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations our accounts and books or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any of our account or book or document except as conferred by law or authorised by the directors, provided that the shareholders shall receive the annual audited financial statements of our Company. See “Where You Can Find Additional Information.”

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Cayman Islands Companies Act to call shareholders’ annual general meetings; accordingly, we may (but shall not be obliged to) in each calendar year hold a general meeting as our annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The chairman or a majority of the directors (acting by a resolution of the board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the company. If there are no directors as at the date of the deposit of the shareholders’ requisition, or if the directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

No less than seven days’ notice of a general meeting of shareholders shall be given to (a) all shareholders holding shares with the right to receive notice and who have supplied to the company an address for the giving of notices to them; and (b) every person entitled to a share in consequence of the death or bankruptcy of a shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

Subject to the Cayman Islands Companies Act, a general meeting of the Company shall, whether or not the notice specified in our memorandum and articles of association has been given and whether or not the provisions of our memorandum and articles of association regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed by holders of at least 90% of the total voting rights on all the matters to be considered at the meeting.

A quorum shall consist of the presence (whether in person or by proxy or, if a corporate or other non-natural person, by its duly authorized representative or proxy) of one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than a majority of all votes attaching to all shares in issue and entitled to vote at such general meeting.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

At any general meeting a resolution put to the vote of the meeting shall be decided by poll. The result of the poll shall be deemed to be the resolution of the meeting. All questions submitted to a meeting shall be decided by an ordinary resolution except where a greater majority is required by our memorandum and articles of association or by the Cayman Islands Companies Act. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Directors

Unless otherwise determined by the Company in general meeting, the number of directors shall not be less than two (2) directors, the exact number of directors to be determined from time to time by the board of directors.

The Company may by ordinary resolution appoint any person to be a director. The board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the board.

A director shall not be required to hold any shares in the Company by way of qualification.

An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision.

A director may be removed from office by an ordinary resolution, notwithstanding anything in our memorandum and articles of association or in any agreement between the company and such director (but without prejudice to any claim for damages under such agreement).

Subject to the provisions of our third amended and restated memorandum and articles of association, the office of a director shall be vacated if the director:

(a)       becomes bankrupt or makes any arrangement or composition with his creditors;

(b)       dies or is found to be or becomes of unsound mind;

(c)       resigns his office by notice in writing to the Company;

(d)       without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated;

(e)       is prohibited by law from being a director; or

(f)        is removed from office pursuant to any other provision of our memorandum and articles of association.

Powers of Directors

Subject to the provisions of the Cayman Islands Companies Act, our third amended and restated memorandum and articles of association and any resolutions passed in a general meeting, the business of the Company shall be managed by the directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the directors that would have been valid if that resolution had not been passed. A duly convened meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

The directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Each director shall exercise his powers for a proper purpose. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of us.

Capitalization

The directors may (a) resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), which is available for distribution; (b) appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards: (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of our memorandum and articles of association, only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid; (c) make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the directors may deal with the fractions as they think fit; (d) authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for either: (i) the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or (ii) the payment by the Company on behalf of the shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those shareholders; and (e) generally do all acts and things required to give effect to the resolution.

Liquidation

If we shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of any issuance of shares, the register of members will be immediately updated to record and give effect to the issuance of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent English statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Islands Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares affected within four-months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

(a)	a company acts or proposes to act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

(c)	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with certain directors of the Company that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Third Amended and Restated Memorandum and Articles of Association

Some provisions of our third amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our third amended and restated memorandum and articles of association provide that, upon the written request of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company, any one or more of the directors shall forthwith proceed to convene a meeting of shareholders. If there are no directors as at the date of the deposit of the shareholders’ requisition, or if the directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our third amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our third amended and restated memorandum and articles of association (which include the removal of a director by ordinary resolution), the office of a director shall be vacated if the director: (a) becomes bankrupt or makes any arrangement or composition with his creditors; (b) dies or is found to be or becomes of unsound mind; (c) resigns his office by notice in writing to the company; (d) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated; (e) is prohibited by law from being a director; or (f) is removed from office pursuant to any other provision of our memorandum and articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that its shareholders approve, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction, resulting in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

There is no comparable statute under Cayman Islands law. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our third amended and restated memorandum and articles of association, whenever the capital of the company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote. The bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote. If so provided in the certificate of incorporation, they may also be amended by the board of directors. Under the Cayman Islands Companies Act and our third amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

PLAN OF DISTRIBUTION

The Class A Ordinary Shares held by the Selling Shareholders may be sold or distributed from time to time by the Selling Shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the Selling Shareholders’ Class A Ordinary Shares offered by this prospectus may be effected in one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	transactions involving cross or block trades;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	“at the market” into an existing market for the Class A Ordinary Shares;

•	through the writing or settlement of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the Selling Shareholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The Selling Shareholders may also sell the Class A Ordinary Shares under Rule 144 promulgated under the Securities Act, if available, or any other exemption available under the Securities Act rather than under this prospectus. In addition, the Selling Shareholders may transfer the Class A Ordinary Shares by other means not described in this prospectus.

The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell Class A Ordinary Shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Shareholders cannot assure that all or any of the shares offered in this prospectus will be sold by them. In connection with sales of the securities or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The Selling Shareholders may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge securities to broker-dealers that in turn may sell such securities.

The Selling Shareholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Brokers, dealers or agents participating in the distribution of the shares held by the Selling Shareholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders and/or purchasers of the Class A Ordinary Shares for whom the broker-dealers may act as agent. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

With respect to a particular offering of the securities held by the Selling Shareholders, to the extent required, we will file a supplement to this prospectus.

To the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We are required to pay certain fees and expenses incurred by us related to the registration of the Resale Shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

We agreed to keep the resale registration statement effective at all times until (a) the Resale Shares have been disposed of by the Selling Shareholders in accordance with such effective resale registration statement, or (b) the Resale Shares become eligible for resale without volume or manner-of-sale restrictions and without a current public information requirement pursuant to Rule 144 as set forth in a written opinion letter issued by the counsel to the Company to such effect, addressed, delivered and acceptable to the transfer agent and the affected Buyers.

The Selling Shareholders will pay any fees and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Class A Ordinary Shares. We will bear all costs, fees, and expenses in effecting the registration of the securities covered by this prospectus, including, without limitation, all SEC filing fees and expenses of compliance with state securities or “blue sky” laws and other registration and filing fees and fees and expenses of our counsel and our independent registered public accountants.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our Class A Ordinary Shares and activities of the Selling Shareholders.

We have advised the Selling Shareholders that while they are engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

MATERIAL INCOME TAX CONSIDERATION

The following discussion of material Cayman Islands, Hong Kong, PRC and United States federal income tax consequences of an investment in NetClass’s Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in NetClass’s Class A Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not a party to any double tax treaties that are applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

Hong Kong Taxation

Hong Kong profits tax is payable by every person (including corporation, partnership, and sole proprietorship) carrying on a trade, profession, or business in Hong Kong on the profits arising in or derived from Hong Kong from such trade, profession, or business. With effect from April 1, 2018, a two-tiered profits tax regime applies, under which the profits tax on the first HK$ 2 million of profits is charged at the rate of 8.25%, whereas profits in excess of HK$ 2 million are subject to the standard profits tax rate of 16.5%. However, only one “entity” (which, for the purpose of the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), refers to a natural person, a body of persons or a legal arrangement, including a corporation, a partnership and a trust) within a group of “connected entities” can enjoy the two-tier profit tax rates. An entity is regarded as a “connected entity” of another entity if: (i) one of the has control over the other; (ii) both of them are under common control of the same entity; or (iii) in the case of the first entity being a natural person carrying on business as a sole proprietorship, the other entity is the same person carrying on another sole proprietorship business. For the purpose of the two-tiered profits tax regime, a group of connected entities will need to nominate which entity will benefit and to make election accordingly. If no nomination has been made, the assessable profits of each entity within the group will be chargeable to the standard profits tax rate.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the number of dividends, if any, we are ultimately able to pay to our shareholders.

We are an exempted company incorporated in Cayman Islands with limited liability and we gain income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that PRC-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with PRC that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although NetClass does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of NetClass and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in the PRC and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of the PRC; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of the PRC; and (iv) one half  (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of the PRC.

Accordingly, we believe that NetClass and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us as of the date of this prospectus. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor and update our tax status.

The Implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as PRC-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as PRC-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. Therefore, we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as PRC-sourced income.

See “Item 3. Key Information — 3.D. Risk Factors – Risks Related to Doing Business in the PRC – If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders”.

Our company pays an EIT rate of 25% for WFOE and its subsidiaries. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Class A Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

According to Caishui 2019 No.13, announcement of the Ministry of Finance and the State Taxation Administration 2021 No.12, small and low-profit enterprises shall meet three conditions for enjoying preferential tax conditions, including (i) annual taxable income of no more than RMB 3 million ($425,333), (ii) no more than 300 employees, and (iii) total assets of no more than RMB 50 million ($7,088,880). According to announcement of the State Taxation Administration 2021 No.8, which became effective on January 1, 2021 and until to December 31, 2022., small, low-profit enterprises whose annual taxable income is no more than RMB 1 million ($141,778) is subject to the preferential income tax rate 2.5% (only 12.5% of such taxable income shall be subject to enterprises income tax at a tax rate of 20%).

According to announcement of the Ministry of Finance and the State Taxation Administration 2022 No.13, which became effective on January 1, 2022 and until to December 31, 2024, small, low profit enterprises whose annual taxable income exceed RMB 1 million ($141,778) but no more than RMB 3 million ($425,333) is subject to the preferential income tax rate of 5% (only 25% of such taxable income shall be subject to enterprises income tax at a tax rate of 20%).

According to announcement of the Ministry of Finance and the State Taxation Administration 2023 No.12, which became effective on August 2, 2023 and until to December 31, 2027, small, low profit enterprises is subject to the preferential income tax rate of 5% (only 25% of such taxable income shall be subject to enterprises income tax at a tax rate of 20%).

United States Federal Income

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	advertising investment trusts;

•	broker-dealers;

•	persons that elect to mark their securities to market;

•	U.S. expatriates or former long-term residents of the U.S.;

•	governments or agencies or instrumentalities thereof;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our ordinary share);

•	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

•	beneficiaries of a Trust holding our Class A Ordinary Shares; or

•	persons holding our Class A Ordinary Shares through a Trust.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the passive foreign investment company (PFIC) rules (defined below) discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of actual or constructive receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that all distributions will be treated as a dividend even if a particular distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a Class A Ordinary Share equal to the difference between the amount realized (in U.S. dollars) for the Class A Ordinary Shares and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in future offerings, if any, will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in such offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in such offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in such offering.

Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in such offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in such offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to your Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares (in the case of Class A Ordinary Shares obtained through the exercise of warrants, the holding period will include the holding period of the underlying warrants);

•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income earned in the current taxable year; and

•	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate on ordinary income in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock (but not our warrants) to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq. If the Class A Ordinary Shares are regularly traded on the Nasdaq and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock (but not warrants) in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. Therefore, prospective investors should assume that a qualified electing fund election will not be available. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC (no such election is available to warrants). A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes. U.S. shareholders may make a purging election and make a simultaneous qualified electing fund (QEF) election if the foreign corporation remains a PFIC at the time of the purging election.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W 9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W 9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage certain benefits associated with being a Cayman Islands exempted company, such as:

•       political and economic stability;

•       an effective judicial system;

•       tax neutrality;

•       the absence of exchange control or currency restrictions; and

•       the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

•       the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection to investors; and

•       Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our third amended and restated memorandum and articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

There is uncertainty as to whether judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States, will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or in reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the People’s Republic of China (amended in 2017), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the People’s Republic of China, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the People’s Republic of China, or in accordance with the principle of reciprocity.

In the event that the people’s court is of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity, the people’s court shall issue ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which shall be implemented in accordance with the relevant laws. Those judgments or rulings that violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the People’s Republic of China, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity.

PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Harney Westwood & Riegels. Ortoli Rosenstadt LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering

EXPERTS

The consolidated financial statements as of September 30, 2025 and 2024 for each of the two years ended September 30, 2025 and 2024 appearing in our 2025 Annual Report and incorporated by reference in this prospectus, have been audited by Wei, Wei & Co., LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Wei, Wei & Co., LLP was located at 133-10 39th Avenue, Flushing, New York, NY, 11354.

The consolidated financial statements for the year ended September 30, 2023 appearing in our 2025 Annual Report and incorporated by reference in this prospectus, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Marcum Asia was located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act. Beginning March 18, 2026, members of our board of directors, executive board members and senior management are subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They are also subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers.

You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information contained directly in this prospectus, and should be read with the same care. We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F for the year ended September 30, 2025, filed on February 2, 2026 (including any exhibits, except where otherwise noted); and

●	Our report of foreign private issuer on Form 6-K filed with the SEC on February 17, 2026, March 2, 2026, and April 3, 2026.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to:

NETCLASS TECHNOLOGY INC

Unit 11 03, ABI Plaza

11 Keppel Road

Singapore 089057

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

NETCLASS TECHNOLOGY INC

Resale of up to 27,027,015 Class A Ordinary Shares by the Selling Shareholders

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our third amended and restated memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On September 20, 2023, the Company entered into a private placement subscription agreement with Dragonsoft Holding Limited, a company wholly owned by Mr. Jianbiao Dai (Chief Executive Officer and Chairman of the Company), pursuant to which the Company issued 760,000 Class A Ordinary Shares of the Company of a par value of US$0.00025 each to Dragonsoft Holding Limited, for an aggregate purchase price of $1,900,000. No underwriters were involved in this issuance. The above issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

On August 1, 2025, the Company entered into a securities purchase agreement with the Selling Shareholders for the issuance and sale of (1) a convertible promissory note in the principal amount of $2,200,000, at a purchase price of $2,000,000, convertible into Class A Ordinary Shares of a par value of $0.00025 each; and (2) 1,069,500 Class A Ordinary Shares at a purchase price of $0.00025 per share. The Note bear an interest rate of 9% per annum. The Note will be issued in a private placement pursuant to an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.

On August 31, 2025, the Company entered into a securities purchase agreement and issued 1,500,000 Class A Ordinary Shares of a par value of US$0.00025 each to an investor at a purchase price of US$1.6 per share. These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act.

On March 25, 2026, the Company entered into a securities purchase agreement and issued 27,027,015 Class A Ordinary Shares of a par value of US$0.00025 each, to certain investors, at a purchase price of $0.222 per share, for aggregate gross proceeds of approximately $6.0 million. These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-7 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Singapore, Singapore, on April 20, 2026.

NETCLASS TECHNOLOGY INC

By:	/s/ Jianbiao Dai
Jianbiao Dai
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jianbiao Dai	Chief Executive Officer and Chairman of the Board of Director	April 20, 2026
Name: Jianbiao Dai	(Principal Executive Officer)

/s/ Yuxing Chen	Chief Financial Officer	April 20, 2026
Name: Yuxing Chen	(Principal Accounting and Financial Officer)

/s/ Lina Chen	Director	April 20, 2026
Name: Lina Chen

/s/ Xianghong Zhou	Independent Director	April 20, 2026
Name: Xianghong Zhou

/s/ Angel Colon	Independent Director	April 20, 2026
Name: Angel Colon

/s/ Xiao Fu	Independent Director	April 20, 2026
Name: Xiao Fu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on April 20, 2026.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 6-K filed on February 17, 2026)
5.1*	Opinion of Harney Westwood & Riegels regarding the validity of the Class A Ordinary Share being registered
8.1*	Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1	Employment Agreement between NETCLASS TECHNOLOGY INC and Jianbiao Dai (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 20-F filed on February 2, 2026)
10.2	Employment Agreement between NETCLASS TECHNOLOGY INC and Lina Chen (Incorporated by reference to Exhibit 4.2 to the Registrant’s Form 20-F filed on February 2, 2026)
10.3	Employment Agreement between NETCLASS TECHNOLOGY INC and Yuxing Chen (Incorporated by reference to Exhibit 4.3 to the Registrant’s Form 20-F filed on February 2, 2026)
10.4	Director Offer Letter between NETCLASS TECHNOLOGY INC and Xianghong Zhou (Incorporated by reference to Exhibit 4.4 to the Registrant’s Form 20-F filed on February 2, 2026)
10.5	Director Offer Letter between NETCLASS TECHNOLOGY INC and Angel Colon (Incorporated by reference to Exhibit 4.5 to the Registrant’s Form 20-F filed on February 2, 2026)
10.6	Director Offer Letter between NETCLASS TECHNOLOGY INC and Xiao Fu (Incorporated by reference to Exhibit 4.6 to the Registrant’s Form 20-F filed on February 2, 2026)
10.7	Standardized Application Development Service Contracts and Purchase Order (Incorporated by reference to Exhibit 4.7 to the Registrant’s Form 20-F filed on February 2, 2026)
10.8	Lease by and between DRAGONSOFT GROUP CO., LIMITED and CHUI KAI KWONG ELECTRICAL ENGINEERING CO., LTD, dated July 29, 2023 (Incorporated by reference to Exhibit 4.8 to the Registrant’s Form 20 F filed on February 2, 2026)
10.9	AI Technical Development Service Agreement (Incorporated by reference to Exhibit 4.9 to the Registrant’s Form 20-F filed on February 2, 2026)
10.10	Form of Purchase Order by and between Dragonsoft Group Co., Limited and Gallop Trading Limited (Incorporated by reference to Exhibit 4.10 to the Registrant’s Form 20-F filed on February 2, 2026)
10.11	Form of Purchase Agreement by and between Shanghai NetClass Information Technology Co., Ltd. and Shanghai Detuo Information Technology Co., Ltd (Incorporated by reference to Exhibit 4.11 to the Registrant’s Form 20-F filed on February 2, 2026)
10.12	Subscription Agreement by and between NETCLASS TECHNOLOGY INC and Dragonsoft Holding Limited, dated September 20, 2023 (Incorporated by reference to Exhibit 4.12 to the Registrant’s Form 20-F filed on February 2, 2026)
10.13	Capital Increase and Investment Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 6-K filed on March 10, 2025)
10.14	2025 Equity Incentive Plan of NETCLASS TECHNOLOGY INC (Incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed on April 2, 2025)
10.15	Form of Convertible Promissory Note (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K filed on August 1, 2025)
10.16	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 6-K filed on August 1, 2025)
10.17	Outdoor Advertising Service Agreement (Incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed on March 2, 2026)
10.18	Technical Consulting Services Agreement (Incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed on March 2, 2026)
10.19	Strategic Consulting Services Agreement (Incorporated by reference to Exhibit 99.3 to the Registrant’s Form 6-K filed on March 2, 2026)
10.20	Technical Development Service Agreement (Incorporated by reference to Exhibit 99.4 to the Registrant’s Form 6-K filed on March 2, 2026)
10.21	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 6-K filed on April 3, 2026)
14.1	Code of Business Conduct and Ethics (Incorporated by reference to Exhibit 11.1 to the Registrant’s Form 20-F filed on February 2, 2026)
21.1	List of Subsidiaries (Incorporated by reference to Exhibit 8.1 to the Registrant’s Form 20-F filed on February 2, 2026)
23.1*	Consent of Wei, Wei & Co., LLP
23.2*	Consent of Marcum Asia CPAs LLP
23.3*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
107*	Filing Fee table

*	Filed herewith